                                                                     Exhibit 4.5


                         $100,000,000 TERM LOAN FACILITY
                                CREDIT AGREEMENT

                                  by and among

                           ARCH WESTERN RESOURCES, LLC

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                                    as Agent



                         Dated as of September 19, 2003



================================================================================


                           PNC CAPITAL MARKETS, INC.,

                         as Lead Arranger and Bookrunner

1.  CERTAIN DEFINITIONS......................................................................................1
    1.1      Certain Definitions.............................................................................1
    1.2      Construction...................................................................................27
             1.2.1    Number; Inclusion.....................................................................27
             1.2.2    Determination.........................................................................27
             1.2.3    Agent's Discretion and Consent........................................................27
             1.2.4    Documents Taken as a Whole............................................................27
             1.2.5    Headings..............................................................................27
             1.2.6    Implied References to This Agreement..................................................27
             1.2.7    Persons.............................................................................. 27
             1.2.8    Modifications to Documents............................................................28
             1.2.9    From, To and Through..................................................................28
             1.2.10   Shall; Will...........................................................................28
    1.3      Accounting Principles..........................................................................28


2.  TERM LOAN FACILITY......................................................................................28
    2.1      Commitments....................................................................................28
             2.1.1    Borrowing Date Commitments............................................................28
             2.1.2    Commitment Fee........................................................................29
    2.2      Nature of Lenders' Obligations with Respect to Term Loans......................................29
    2.3      Noteless Agreement; Evidence of Indebtedness...................................................29
    2.4      Use of Proceeds................................................................................30
    2.5      Borrowing Date Procedure and Request to Select Interest Rate Options...........................30
    2.6      Required Payments..............................................................................30


3.  INTEREST RATES..........................................................................................31
    3.1      Interest Rate Options..........................................................................31
             3.1.1    Interest Rate Options.................................................................31
             3.1.2    Rate Quotations.......................................................................32
    3.2      Interest Periods...............................................................................32
             3.2.1    Ending Date and Business Day..........................................................32
             3.2.2    Amount of Borrowing Tranche...........................................................32
             3.2.3    Termination Before Expiration Date....................................................32
             3.2.4    Renewals..............................................................................32
    3.3      Interest After Default.........................................................................32
             3.3.1    Interest Rate.........................................................................33
             3.3.2    Other Obligations.....................................................................33
             3.3.3    Acknowledgment........................................................................33
    3.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.................33
             3.4.1    Unascertainable.......................................................................33
             3.4.2    Illegality; Increased Costs; Deposits Not Available...................................33
             3.4.3    Agent's and Lender's Rights...........................................................34
    3.5      Selection of Interest Rate Options.............................................................34


4.  PAYMENTS................................................................................................35
    4.1      Payments.......................................................................................35
    4.2      Pro Rata Treatment of Lenders..................................................................35
    4.3      Interest Payment Dates.........................................................................35
    4.4      Voluntary Prepayments..........................................................................36
             4.4.1    Right to Prepay.......................................................................36
             4.4.2    Replacement of a Lender...............................................................37
             4.4.3    Change of Lending Office..............................................................37
    4.5      Mandatory Prepayments..........................................................................38
             4.5.1    Sale of Assets........................................................................38
             4.5.2    Issuance of Certain Debt; Issuance of Equity or Hybrid Securities.....................38
             4.5.3    Application Among Interest Rate Options...............................................38
    4.6      Additional Compensation in Certain Circumstances...............................................38
             4.6.1    Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital
                      Adequacy Requirements, Expenses, Etc..................................................38
             4.6.2    Indemnity.............................................................................39
    4.7      Taxes..........................................................................................40
             4.7.1    No Deductions.........................................................................40
             4.7.2    Stamp Taxes...........................................................................40
             4.7.3    Indemnification for Taxes Paid by Lenders.............................................40
             4.7.4    Certificate...........................................................................41
             4.7.5    Survival..............................................................................41
             4.7.6    Refund and Contest....................................................................41


5.  REPRESENTATIONS AND WARRANTIES..........................................................................41
    5.1      Representations and Warranties.................................................................41
             5.1.1    Organization and Qualification........................................................41
             5.1.2    LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares........................42
             5.1.3    Power and Authority...................................................................42
             5.1.4    Validity and Binding Effect...........................................................43
             5.1.5    No Conflict...........................................................................43
             5.1.6    Litigation............................................................................44
             5.1.7    Financial Statements..................................................................44
             5.1.8    Use of Proceeds; Margin Stock.........................................................44
             5.1.9    Full Disclosure.......................................................................45
             5.1.10   Taxes.................................................................................45
             5.1.11   Consents and Approvals................................................................45
             5.1.12   No Event of Default; Compliance With Instruments and Material Contracts...............46
             5.1.13   Insurance.............................................................................46
             5.1.14   Compliance With Laws..................................................................46
             5.1.15   Investment Companies; Regulated Entities..............................................47
             5.1.16   Plans and Benefit Arrangements........................................................47
             5.1.17   Employment Matters....................................................................48
             5.1.18   Environmental Matters.................................................................48
             5.1.19   Senior Debt Status....................................................................48


             5.1.20   Title to Properties...................................................................49
             5.1.21   Security Interests....................................................................49
             5.1.22   Coastal Agreement.....................................................................49
             5.1.23   Solvency..............................................................................49
             5.1.24   Anti-Terrorism Laws...................................................................49
             5.1.25   Patents, Trademarks, Copyrights, Licenses, Etc........................................50


6.  CONDITIONS OF LENDING...................................................................................51
    6.1      Conditions to Closing..........................................................................51
             6.1.1    Officer's Certificate.................................................................51
             6.1.2    Secretary's Certificate...............................................................51
             6.1.3    Delivery of Loan Documents............................................................52
             6.1.4    Opinion of Counsel....................................................................52
             6.1.5    Legal Details.........................................................................52
             6.1.6    Payment of Fees.......................................................................52
             6.1.7    Consents..............................................................................52
             6.1.8    Officer's Certificate Regarding No Material Adverse Change............................52
             6.1.9    No Violation of Laws..................................................................53
             6.1.10   No Actions or Proceedings.............................................................53
             6.1.11   Insurance.............................................................................53
             6.1.12   Satisfactory Environmental Review.....................................................53
             6.1.13   UCC, Lien and Judgment Searches.......................................................53
             6.1.14   Filing Receipts.......................................................................53
    6.2      Conditions to Borrowing........................................................................53
             6.2.1    Officer's Certificate.................................................................54
             6.2.2    Secretary's Certificate...............................................................54
             6.2.3    Delivery of Loan Documents............................................................54
             6.2.4    Opinion of Counsel....................................................................55
             6.2.5    Legal Details.........................................................................55
             6.2.6    Payment of Fees.......................................................................55
             6.2.7    Consents..............................................................................55
             6.2.8    Officer's Certificate Regarding No Material Adverse Change............................55
             6.2.9    No Violation of Laws..................................................................56
             6.2.10   No Actions or Proceedings.............................................................56
             6.2.11   Insurance.............................................................................56
             6.2.12   UCC, Lien and Judgment Searches.......................................................56
             6.2.13   Filing Receipts.......................................................................56
             6.2.14   Consummation of Vulcan Acquisition and North Rochelle Contribution....................57
             6.2.15   Borrowings on Borrowing Date..........................................................58
             6.2.16   Confirmation of Loan Documents........................................................58
             6.2.17   Amended and Restated Schedules........................................................58
             6.2.18   North Rochelle EBITDDA................................................................58


7.  COVENANTS...............................................................................................59
    7.1      Affirmative Covenants..........................................................................59

             7.1.1    Preservation of Existence, Etc........................................................59
             7.1.2    Payment of Liabilities, Including Taxes, Etc..........................................59
             7.1.3    Maintenance of Insurance..............................................................59
             7.1.4    Maintenance of Properties.............................................................60
             7.1.5    Visitation Rights.....................................................................60
             7.1.6    Keeping of Records and Books of Account...............................................60
             7.1.7    Plans and Benefit Arrangements........................................................60
             7.1.8    Compliance With Laws..................................................................61
             7.1.9    Use of Proceeds.......................................................................61
             7.1.10   Operation of Mines....................................................................61
             7.1.11   Maintenance of Material Contracts.....................................................61
             7.1.12   Further Assurances....................................................................62
             7.1.13   Tax Shelter Regulations...............................................................62
             7.1.14   Anti-Terrorism Laws...................................................................62
    7.2      Negative Covenants.............................................................................62
             7.2.1    Indebtedness..........................................................................62
             7.2.2    Liens.   .............................................................................63
             7.2.3    Liquidations, Mergers, Consolidations, Acquisitions...................................63
             7.2.4    Dispositions of Assets or Subsidiaries................................................64
             7.2.5    Affiliate Transactions................................................................65
             7.2.6    Subsidiaries, Partnerships and Joint Ventures.........................................65
             7.2.7    Continuation of or Change in Business.................................................66
             7.2.8    Plans and Benefit Arrangements........................................................66
             7.2.9    No Restriction on Dividends...........................................................66
             7.2.10   Maximum Leverage Ratio................................................................66
             7.2.11   Minimum Fixed Charge Coverage Ratio...................................................67
             7.2.12   Minimum Net Worth.....................................................................67
             7.2.13   Loans and Investments.................................................................67
             7.2.14   Amendments to Acquisition Documents, Vulcan Acquisition Documents or North
                      Rochelle Contribution Documents.......................................................68
             7.2.15   Off-Balance Sheet Financing and Capital Leases........................................68
    7.3      Reporting Requirements.........................................................................69
             7.3.1    Quarterly Financial Statements........................................................69
             7.3.2    Annual Financial Statements...........................................................69
             7.3.3    Certificate of the Borrower...........................................................70
             7.3.4    Notice of Default.....................................................................70
             7.3.5    Notice of Litigation..................................................................70
             7.3.6    Notice of Change in Debt Rating.......................................................70
             7.3.7    Notices Regarding Plans and Benefit Arrangements......................................71
             7.3.8    Other Information.....................................................................72
             7.3.9    Tax Shelter Provisions................................................................72


8.  DEFAULT.................................................................................................73
    8.1      Events of Default..............................................................................73
             8.1.1    Payments Under Loan Documents.........................................................73
             8.1.2    Breach of Warranty....................................................................73


             8.1.3    Breach of Negative Covenants or Visitation Rights.....................................73
             8.1.4    Breach of Other Covenants.............................................................73
             8.1.5    Defaults in Other Agreements or Indebtedness..........................................74
             8.1.6    Judgments or Orders...................................................................74
             8.1.7    Loan Document Unenforceable...........................................................74
             8.1.8    Proceedings Against Assets............................................................74
             8.1.9    Notice of Lien or Assessment..........................................................75
             8.1.10   Insolvency............................................................................75
             8.1.11   Events Relating to Plans and Benefit Arrangements.....................................75
             8.1.12   Cessation of Business.................................................................75
             8.1.13   Change of Control.....................................................................76
             8.1.14   Involuntary Proceedings...............................................................76
             8.1.15   Voluntary Proceedings.................................................................76
    8.2      Consequences of Event of Default...............................................................76
             8.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                      Proceedings...........................................................................76
             8.2.2    Bankruptcy, Insolvency or Reorganization Proceedings..................................77
             8.2.3    Set-off...............................................................................77
             8.2.4    Suits, Actions, Proceedings...........................................................78
             8.2.5    Application of Proceeds...............................................................78
             8.2.6    Other Rights and Remedies.............................................................78
             8.2.7    Notice of Sale........................................................................79


9.  THE AGENT...............................................................................................79
    9.1      Appointment....................................................................................79
    9.2      Delegation of Duties...........................................................................79
    9.3      Nature of Duties; Independent Credit Investigation.............................................79
    9.4      Actions in Discretion of Agent; Instructions From the Lenders..................................80
    9.5      Reimbursement and Indemnification of Agent by the Borrower.....................................80
    9.6      Exculpatory Provisions; Limitation of Liability................................................81
    9.7      Reimbursement and Indemnification of Agent by the Lenders......................................82
    9.8      Reliance by Agent..............................................................................82
    9.9      Notice of Default..............................................................................82
    9.10     Notices........................................................................................82
    9.11     Lenders in Their Individual Capacities.........................................................83
    9.12     Holders of Term Notes..........................................................................83
    9.13     Equalization of Lenders........................................................................83
    9.14     Successor Agent................................................................................84
    9.15     Agent's Fee....................................................................................84
    9.16     Availability of Funds..........................................................................84
    9.17     Calculations...................................................................................85
    9.18     Certain Releases of Guarantors and Collateral..................................................85
    9.19     Beneficiaries..................................................................................85
    9.20     No Reliance on Agent's Customer Identification Program.........................................85



10. MISCELLANEOUS...........................................................................................86
    10.1     Modifications, Amendments or Waivers...........................................................86
             10.1.1   Increase of Commitments; Extension of Expiration Date.................................86
             10.1.2   Extension of Payment; Reduction of Principal, Interest or Fees;
                      Modification of Terms of Payment......................................................86
             10.1.3   Release of Collateral or Guarantor....................................................86
             10.1.4   Miscellaneous.........................................................................86
    10.2     No Implied Waivers; Cumulative Remedies; Writing Required......................................87
    10.3     Reimbursement and Indemnification of Lenders by the Borrower; Taxes.
             Limitations....................................................................................87
    10.4     Holidays.......................................................................................88
    10.5     Funding by Branch, Subsidiary or Affiliate.....................................................89
             10.5.1   Notional Funding......................................................................89
             10.5.2   Actual Funding........................................................................89
    10.6     Notices........................................................................................89
    10.7     Severability...................................................................................90
    10.8     Governing Law..................................................................................90
    10.9     Prior Understanding............................................................................90
    10.10    Duration; Survival.............................................................................90
    10.11    Successors and Assigns.........................................................................91
             10.11.1  Binding Effect; Assignments by Borrower...............................................91
             10.11.2  Assignments and Participations by Lenders; Designations...............................91
             10.11.3  Non-U.S. Assignees and Participants...................................................93
             10.11.4  Assignments by Lenders to Federal Reserve Banks.......................................93
    10.12    Confidentiality................................................................................94
             10.12.1  General...............................................................................94
             10.12.2  Sharing Information With Affiliates of the Lenders....................................95
    10.13    Counterparts...................................................................................95
    10.14    Agent's or Lender's Consent....................................................................95
    10.15    Exceptions.....................................................................................95
    10.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................................95
    10.17    Certifications From Lenders and Participants...................................................96
             10.17.1  Tax Withholding.......................................................................96
             10.17.2  USA Patriot Act.......................................................................97
    10.18    Requirements for Significant Subsidiaries......................................................97
    10.19    Register.......................................................................................97



                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

SCHEDULE 1.1(B)     -      COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(N)     -      NORTH ROCHELLE ASSETS TO BE CONTRIBUTED;
                           NORTH ROCHELLE ASSUMED LIABILITIES
SCHEDULE 5.1.2      -      CERTAIN INFORMATION REGARDING CAPITALIZATION OF
                           BORROWER AND ITS SUBSIDIARIES
SCHEDULE 5.1.7      -      CERTAIN DISCLOSURES REGARDING FINANCIAL STATEMENTS
SCHEDULE 5.1.11     -      CONSENTS AND APPROVALS
SCHEDULE 5.1.18     -      CERTAIN DISCLOSURES REGARDING ENVIRONMENTAL MATTERS
SCHEDULE 5.1.25     -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 7.2.6      -      CERTAIN MATTERS REGARDING SUBSIDIARIES, PARTNERSHIPS
                           AND JOINT VENTURES


EXHIBITS

EXHIBIT 1.1(A)      -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)      -      COLLATERAL TRUST AGREEMENT
EXHIBIT 1.1(G)(1)   -      GUARANTOR JOINDER AND ASSUMPTION
EXHIBIT 1.1(G)(2)   -      CONTINUING GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(N)      -      NOTE PLEDGE AGREEMENT
EXHIBIT 1.1(T)      -      TERM NOTE
EXHIBIT 2.5         -      RATE REQUEST
EXHIBIT 6.1.4       -      OPINION OF COUNSEL (CLOSING DATE)
EXHIBIT 6.2.4       -      OPINION OF COUNSEL (BORROWING DATE)
EXHIBIT 7.3.3       -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of September 19, 2003 and is made by and among ARCH WESTERN RESOURCES, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement.

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lenders to provide a $100,000,000 term loan facility to be used for the Borrower's general corporate purposes, including to make loans or advances to Arch Coal, Inc.; and

         WHEREAS, the Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                               CERTAIN DEFINITIONS


         1.1 Certain Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Acquisition Documents shall mean collectively the Purchase Agreement, the Contribution Agreement, the Tax Sharing Agreement, and the LLC Agreements, as limited by their schedules and exhibits, as the same may be amended, restated, modified or supplemented from time to time after the Closing Date as permitted by Section 7.2.14 [Amendments to Acquisition Documents, etc.].

                  Acquisition Transactions shall mean the transactions contemplated by the Purchase Agreement and the Contribution Agreement, as such documents may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14 [Amendments to Acquisition Documents, etc.].

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean PNC Bank, National Association, in its capacity as administrative agent for the Lenders under this Agreement and its successor in such capacity.

                  Agent's Fee shall have the meaning assigned to that term in
Section 9.15 [Agent's Fee].

                  Agreement shall mean this Credit Agreement (including all schedules and exhibits), as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith.

                  Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, and the USA Patriot Act.

                  Appropriate Percentage shall mean, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by the Borrower or any Subsidiary of the Borrower.

                  Approved Fund shall mean with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  Arch Coal Group shall mean the Parent and its Subsidiaries, other than any Subsidiary of the Parent which is part of the Arch Western Group.

                  Arch of Wyoming LLC shall mean Arch of Wyoming, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  Arch of Wyoming LLC Agreement shall mean that certain Limited Liability Agreement, dated as of April 15, 1998, of Arch of Wyoming LLC.

                  Arch Western Credit Facility (1998) shall mean that certain Credit Agreement by and among the Borrower, PNC Bank, as administrative agent, and JPMorgan Chase Bank (successor in such capacity to Morgan Guaranty Trust Company of New York), as syndication agent, providing for a $675,000,000 term loan facility to the Borrower, dated as of June 1, 1998, as amended and restated through and including the Restatement Effective Date.

                  Arch Western Group shall mean, as of any date of determination, the Borrower and the Subsidiaries of the Borrower.

                  Arch Western LLC Agreement shall mean that certain Limited Liability Company Agreement by and between AWAC and Delta Housing, dated as of June 1, 1998, with AWAC and Delta Housing as members and creating the Borrower.

                  ARCO shall mean Atlantic Richfield Company, a corporation organized and existing under the laws of the State of Delaware.

                  ARCO Member shall have the meaning assigned to such term in the Arch Western LLC Agreement.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  AWAC shall mean Arch Western Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware.

                  AWR Derivatives Obligations Adjustment shall mean, for any period of determination, the actual aggregate amount of all charges (including in such aggregate amount the amount of all charges treated under GAAP as one-time expense items and all charges treated under GAAP as amortized expenses), as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, to consolidated net income of the Borrower and its Subsidiaries during such period, which charges are attributable to certain Derivatives Obligations (which Derivative Obligations previously provided interest rate protection for the Arch Western Credit Facility (1998)) and which will no longer qualify for hedge accounting treatment in accordance with GAAP under FASB 133 upon the refinancing of the loans under the Arch Western Credit Facility (1998) with the proceeds of the issuance of the AWR Senior Notes.

                  AWR Financing Fee Adjustment shall mean the lesser of (y) $5,000,000, and (z) the actual amount of fees and expenses (the "Designated Fees"), as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, deducted from consolidated net income of the Borrower and its Subsidiaries during the fiscal quarter of the Borrower when the AWR Senior Notes are issued by the Borrower or a Subsidiary of the Borrower, which Designated Fees were incurred as part of the customary transaction closing costs in connection with the closing of the Arch Western Credit Facility (1998) and which were required to be capitalized in accordance with GAAP and, as of the date of issuance of the AWR Senior Notes, which Designated Fees are required in accordance with GAAP to be deducted as an expense and are no longer permitted to be capitalized under GAAP.

                  AWR Senior Notes shall mean the 6 3/4% senior notes of the Borrower or a Subsidiary of the Borrower due 2013 which are issued pursuant to the AWR Senior Notes Indenture and that meet all of the requirements of and constitute Permitted Additional AWR Indebtedness.

                  AWR Senior Notes Indenture shall mean the indenture, governing the AWR Senior Notes, as in effect on the date of this Agreement and without regard to any restatement, amendment, modification or supplement thereof after the Closing Date.

                  Base Net Worth shall mean the sum of (i) $371,884,000, plus
(ii) 50% of consolidated net income of the Borrower and its Subsidiaries (with consolidated net income determined, without duplication: (1) before the after-tax effect of changes in accounting principles, and (2) without regard to the effect, without duplication, of the AWR Derivatives Obligations Adjustment or the effect of the AWR Financing Fee Adjustment) for each fiscal quarter in which net income was earned commencing with the fiscal quarter ending September 30, 2003, plus (iii) 100% of the net increase in Consolidated Tangible Net Worth resulting from the issuance of any equity securities by the Borrower from the Closing Date through the date of determination, plus (iv) 80% of the net increase in Consolidated Tangible Net Worth resulting from any contribution thereto (including without limitation from the North Rochelle Contribution) from the Borrowing Date through the date of determination.

                  In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Open Rate plus 1/2% per annum.

                  Base Rate Option shall mean the option of the Borrower to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i) [Base Rate Option].

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Blocked Person shall have the meaning assigned to such term in
Section 5.1.24.2.

                  Borrower shall mean Arch Western Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  Borrower LLC Interests shall have the meaning set forth in
Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

                  Borrowing Date shall mean the Business Day, occurring on or before January 31, 2004, on which the Term Loans shall be made, which date shall be the date that all of the conditions specified in Section 6.2 have been satisfied or waived.

                  Borrowing Tranche shall mean specified portions of outstanding Term Loans as follows: (i) any Term Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Rate Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche; and (ii) all Term Loans to which a Base Rate applies shall constitute one Borrowing Tranche;.

                  Business Day shall mean:

                  (i) in the case of the Closing Date and the Borrowing Date, any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and New York, New York; and if the applicable Business Day relates to a Term Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market, and

                  (ii) in the case of any day (other than the Closing Date or the Borrowing Date), any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, New York, New York, and London, England, and if the applicable Business Day relates to a Term Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Canyon Fuel shall mean Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  Canyon Fuel LLC Agreement shall mean that certain Limited Liability Company agreement by and between the Borrower (or a Subsidiary of the Borrower) and Itochu Coal International, Inc., a Delaware corporation, dated as of January 1, 1997, as amended, with the Borrower and Itochu Coal International, Inc. as members of the Canyon Fuel Company, LLC, a Delaware limited liability company.

                  CIP Regulations shall have the meaning set forth in Section 9.20.

                  Closing Date shall mean September 19 2003.

                  Coastal Agreement shall mean that certain Purchase and Sale Agreement among The Coastal Corporation, a Delaware corporation, Coastal Coal, Inc., a Delaware corporation, ARCO and Itochu Corporation, a Japanese corporation, dated as of October 23, 1996.

                  Collateral shall mean collectively the property of the Borrower in which security interests are or have been granted or purported to be granted to the Agent for the benefit of the Lenders under the Collateral Documents.

                  Collateral Documents shall mean collectively, the Collateral Trust Agreement, and the Note Pledge Agreement, and Collateral Document shall mean any of the Collateral Documents.

                  Collateral Trust Agreement shall mean the agreement among the Borrower, the Agent on behalf of the Lenders, and The Bank of New York, as trustee on behalf of the Holders (as defined in the AWR Senior Notes Indenture) and as collateral trustee, substantially in the form of Exhibit 1.1(C) hereto, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time.

                  Commitment shall mean as to any Lender, at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment" and thereafter on the most recent Schedule 1.1(B) to the most recent Assignment and

Assumption Agreement or issued by the Agent in connection with Section 2.1.2, and Commitments shall mean the aggregate of the Commitments of all of the Lenders.

                  Consolidated Tangible Net Worth shall mean as of any date of determination, total equity (determined before the after-tax effect of changes in accounting principles) less intangible assets of the Borrower and its Subsidiaries as of such date, all as determined and consolidated in accordance with GAAP.

                  Contamination shall mean the presence or Release or threat of Release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                  Contribution Agreement shall mean that certain Contribution Agreement among the Borrower, AWAC, ARCO, Delta Housing and the Parent.

                  Debt shall mean for any Person as of any date of determination, the sum, without duplication, of the following for such Person, as of such date, determined in accordance with GAAP: (i) all indebtedness for borrowed money (including all subordinated indebtedness), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit, and (v) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guarantees by such Person (the "Guaranteeing Person") of Debt of other Persons (each such other Person being a "Primary Obligor" and the obligations of a Primary Obligor which are subject to a Guarantee by a Guaranteeing Person being "Primary Obligations") (it being understood that if the Primary Obligations of the Primary Obligor do not constitute Debt, then the guarantee by the Guaranteeing Person of the Primary Obligations of the Primary Obligor shall not constitute Debt).

                  Debt Rating shall mean the rating of any of the Parent's indebtedness by either of Standard & Poor's or Moody's.

                  Delta Housing shall mean Delta Housing Inc., a corporation organized and existing under the laws of the State of Delaware.

                  Delta Housing Guaranty shall mean that certain Master Guaranty of Collection dated as of June 1, 1998, executed by Delta Housing in favor of the judgment creditors referred to therein.

                  Derivatives Obligations shall mean for any Person obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  EBITDDA for any period of determination shall mean with respect to any Person: (a) income from operations (with income from operations determined, without duplication: (1) before the effect of changes in accounting principles, and (2) without regard to the effect, without duplication, of nonrecurring charges, extraordinary items, the AWR Financing Fee Adjustment and the AWR Derivatives Obligations Adjustment), plus (b) to the extent deducted in the determination of such income from operations the sum of interest expense, income taxes, depreciation, depletion and amortization, with all amounts for purposes of clause (a) and clause (b) for such period determined in accordance with GAAP.

                  Eligible Note Receivable shall mean that certain unsecured demand note payable by the Parent to the Borrower, dated June 25, 2003 and that certain unsecured demand note payable by the Parent to the Borrower dated as of September 18, 2003, as either such note may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time, subject to the prior written consent of the Agent in the event of: (i) any modification, amendment, restatement, supplement, refinancing, replacement, extension, or renewal of such unsecured demand note which reduces the rate of interest payable by the Parent thereunder, which provides for any collateral security therefore, which provides for any guarantee thereof or which modifies, amends, restates, supplements or eliminates any right of set-off thereunder, or
(ii) any other modification, amendment, restatement, supplement, refinancing, replacement, extension, or renewal of such unsecured demand note on terms materially adverse to the Borrower or the Lenders.

                  Environmental Claim shall mean any administrative, regulatory or judicial action, suit, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any of the Environmental Laws, Environmental Permit, Regulated Substances or Contamination or arising from alleged injury or threat of injury to the environment.

                  Environmental Complaint shall mean any written notice or complaint by any Person or Official Body setting forth allegations relating to or a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any of the Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any of the Environmental Laws.

                  Environmental Laws shall mean, collectively, any federal, state, local or foreign statute, Law (including, but not limited to Comprehensive Environmental Response,

Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. Section 7401 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. the Mine Safety and Health Act, 30 U.S.C. Section 801 et seq., the Surface Mining Control and Reclamation Act 30 U.S.C. Section 1201 et seq., each as amended, or any equivalent state or local statute, and any amendments thereto), code, consent decree, settlement agreement, directive, judicial or agency interpretation, policy or guidance regulating: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances;
(iii) protection of natural resources or the environment; (iv) employee safety in the workplace and the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws); (vi) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, sale, collection, distribution, disposal or Release or threat of Release of Regulated Substances; (v) the presence of Contamination;
(vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

                  Environmental Permit shall mean any permit, approval, license, consent, bond or other authorization required under any of the Environmental Laws.

                  Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean, with respect to the Term Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100 of 1% per annum) (i) the rate of interest determined by the Agent (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Dow Jones Market Service display page 3750 or such other display page on the Dow Jones Market Service System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                      Dow Jones Market Service page 3750 quoted by British Euro-Rate = Bankers' Association or appropriate successor
                      ---------------------------------------------
                      1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower and the Lenders of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Option shall mean the option of the Borrower to have the Term Loans bear interest at the rate and on the terms and conditions set forth in Section 3.1.1(ii) [Euro-Rate Option].

                  Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  Event of Default shall mean any of the events described in
Section 8.1 [Events of Default] and referred to therein as an "Event of Default."

                  Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  Expiration Date shall mean April 18, 2007.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  Federal Funds Open Rate shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                  Fee Letter shall have the meaning assigned to that term in
Section 9.15 [Agent's Fee].

                  Financial Projections shall have the meaning assigned to that term in Section 5.1.7(iii) [Financial Projections].

                  Fixed Charge Coverage Ratio shall mean the ratio of (a) the sum of EBITDDA of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's operating lease expense, each on a consolidated basis in accordance with GAAP, to (b) the sum of interest expense (other than, to the extent and only to the extent included in interest expense, the sum, without duplication, of: (i) Permitted Loan Origination Expense, (ii) the amount of the AWR Financing Fee Adjustment, and (iii) the amount of the AWR Derivatives Obligations Adjustment) of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of interest expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, plus operating lease expense of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of operating lease expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, with the amounts under the numerator and denominator of such ratio all calculated as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended.

         For purposes of calculating the Fixed Charge Coverage Ratio for the First Adjusted Quarter (as hereinafter defined) through and including the Fourth Adjusted Quarter (as hereinafter defined), clause (a) above shall be increased by the sum of (x) a percentage of the North Rochelle EBITDDA Adjustment corresponding to the applicable financial period indicated below:

            ------------------------------------------------------------------

             PERCENTAGE OF NORTH ROCHELLE EBITDDA
                        ADJUSTMENT                            PERIOD
            ------------------------------------------------------------------

                             100%                      First Adjusted Quarter
            ------------------------------------------------------------------

                              75%                     Second Adjusted Quarter
            ------------------------------------------------------------------

                              50%                      Third Adjusted Quarter
            ------------------------------------------------------------------

                              25%                     Fourth Adjusted Quarter
            ------------------------------------------------------------------



plus (y) North Rochelle Integration Expenses incurred by the Borrower and its Subsidiaries during the applicable period of determination with respect to which the numerator of the Fixed Charge Coverage Ratio pursuant to clause (a) above is determined to the extent that (i) such expenses are deducted in the determination of EBITDDA for such period, and (ii) such expenses are not included as expenses that constitute a portion of the North Rochelle Synergistic Savings for purposes of determining the North Rochelle EBITDDA Adjustment under clause (x) above of this definition of Fixed Charge Coverage Ratio.

         As used in this definition of Fixed Charge Coverage Ratio: First Adjusted Quarter shall mean the fiscal quarter of the Borrower during which the North Rochelle Contribution is consummated, Second Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the First Adjusted Quarter, Third Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the Second Adjusted Quarter and Fourth Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the Third Adjusted Quarter.

                  GAAP shall mean Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

                  Guarantors shall mean at any time collectively each of the Significant Subsidiaries of the Borrower, other than Canyon Fuel.

                  Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Guarantor Joinder and Assumption Agreement in the form of
Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreement shall mean the Continuing Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

                  Historical Statements shall have the meaning assigned to that term in Section 5.1.7(i) [Borrower Historical Statements].

                  Hybrid Security shall mean any of the following: (i) beneficial interests issued by a trust or other entity which constitutes a Subsidiary of any Loan Party, substantially all of the assets of which trust or other entity are unsecured Indebtedness of any Loan Party or any Subsidiary of any Loan Party or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (ii) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

                  Hypothetical Income Tax Amount shall have the meaning assigned to that term in the Arch Western LLC Agreement.

                  Inactive Subsidiaries shall mean, at any time, collectively, the Subsidiaries of the Borrower which: (i) do not actively conduct any business or operations, and (ii) have total assets, in the case of any such Subsidiary, with a book value, as of any date of determination, not in excess of $250,000.

                  Income Tax Regulations shall mean those regulations promulgated pursuant to the Internal Revenue Code.

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness. It is understood that Derivatives Obligations shall not be deemed to be Indebtedness.

                  Independent Financial Advisor shall mean an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Borrower or any Subsidiary of the Borrower.

                  Interest Period shall have the meaning set forth in Section
3.2.

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Investments shall mean collectively all of the following with respect to any Person: (i) investments or contributions by any of the Loan Parties or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans by any of the Loan Parties or their Subsidiaries to such Person, (iii) guaranties by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the obligations of such Person, or (iv) other obligations, contingent or otherwise, of any Loan Party or any Subsidiary of any Loan Party to or for the benefit of such Person. If the nature of an Investment is tangible property, then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be satisfactory to the Agent, in its sole discretion.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, judgment, lien or award of or settlement agreement with any Official Body.

                  Lenders shall mean collectively the financial institutions and other parties named on Schedule 1.1(B), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

                  Leverage Ratio shall mean the ratio of the amounts under the following clauses (a) and (b): (a) sum of Debt of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator), to (b) the sum of EBITDDA of the Borrower and its Subsidiaries, plus, without duplication, the Appropriate Percentage of each Special Subsidiary's EBITDDA, each on a consolidated basis in accordance with GAAP (as the denominator). For purposes of calculating the Leverage Ratio, Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

         For purposes of calculating the Leverage Ratio for the First Adjusted Quarter (as hereinafter defined) through and including the Fourth Adjusted Quarter (as hereinafter defined), clause (b) above shall be increased by the sum of (x) a percentage of the North Rochelle EBITDDA Adjustment corresponding to the applicable financial period indicated below:

             ------------------------------------------------------------------

             PERCENTAGE OF NORTH ROCHELLE EBITDDA
                        ADJUSTMENT                             PERIOD
             ------------------------------------------------------------------

                             100%                       First Adjusted Quarter
             ------------------------------------------------------------------

                              75%                      Second Adjusted Quarter
             ------------------------------------------------------------------

                              50%                       Third Adjusted Quarter
             ------------------------------------------------------------------

                              25%                      Fourth Adjusted Quarter
             ------------------------------------------------------------------

plus (y) North Rochelle Integration Expenses incurred by the Borrower and its Subsidiaries during the applicable period of determination with respect to which the denominator of the Leverage Ratio pursuant to clause (b) above is determined to the extent that (i) such expenses are deducted in the determination of EBITDDA for such period, and (ii) such expenses are not included as expenses that constitute a portion of the North Rochelle Synergistic Savings for purposes of determining the North Rochelle EBITDDA Adjustment under clause (x) above of this definition of Leverage Ratio.

         As used in this definition of Leverage Ratio: First Adjusted Quarter shall mean the fiscal quarter of the Borrower during which the North Rochelle Contribution is consummated, Second Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the First Adjusted Quarter, Third Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the Second Adjusted Quarter and Fourth Adjusted Quarter shall mean the fiscal quarter of the Borrower immediately following the Third Adjusted Quarter.


                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC Agreements shall mean collectively the Arch Western LLC Agreement, the Canyon Fuel LLC Agreement, the Mountain Coal LLC Agreement, the Arch of Wyoming LLC Agreement, and the Thunder Basin LLC Agreement.

                  LLC Interests shall have the meaning given to such term in
Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

                  Loan Documents shall mean this Agreement, the Collateral Trust Agreement, the Guaranty Agreement, the Note Pledge Agreement, the Term Notes and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and the Guarantors.

                  Loans shall mean collectively all Term Loans and Loan shall mean separately any Term Loan.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or (c) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Material Contracts shall mean collectively all contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Securities Exchange Act of 1934, as amended, which the Parent or any Subsidiary of the Parent is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Parent or any Subsidiary of the Parent under the Securities Exchange Act of 1934, as amended.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period for any Term Loan subject to a Euro-Rate Option begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Moody's shall mean Moody's Investors Service, Inc., and its successors.

                  Mountain Coal LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of March 6, 1998, as amended, of Mountain Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Net Cash Proceeds shall mean, with respect to any transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such transaction (including, when received, any cash proceeds received as income or other cash proceeds of any non-cash proceeds of such transaction), less (x) any expenses or charges (including commissions, fees and taxes paid or payable) reasonably incurred by such Person in respect of such transaction, (y) in the event that the transaction is a sale or disposition, any amounts considered appropriate by the chief financial officer of the Borrower to provide reserves in accordance with GAAP for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition, and (z) in the case of any asset sale permitted by Section 7.2.4(iv) the amount of any debt secured by a Lien on the related asset and discharged as part of such asset sale. For purposes of this definition, if taxes or other expenses payable in connection with the sale or other disposition of any asset are not known as of the date of such sale or other disposition, then such fees, commissions, expenses or taxes shall be estimated in good faith by the chief financial officer of the Borrower and such estimated amounts shall be deducted. At such time as any reserved amount described in clause (y) above is no longer required to be held in reserve, the balance thereof, after payment of the related liabilities or indemnities, shall be used as follows: (a) if such transaction is a sale of assets permitted by Section 7.2.4(iii) to make the purchase of substitute assets required by Section 7.2.4(iii), and (b) if such transaction is a sale, transfer or lease of assets permitted by Section 7.2.4(iv) to make a mandatory prepayment of the Term Loans in accordance with
Section 4.5.1.

                  North Rochelle Contribution shall mean, collectively, the following:

                  (i) the contribution to the applicable Subsidiaries of Arch Western by the applicable members of the Arch Coal Group of those assets acquired as part of the Vulcan Acquisition which are used in connection with the operation of that certain mine commonly referred to by Triton as the North Rochelle mine and that is located in Campbell County, Wyoming, the contributed assets of which are more fully set forth on Schedule 1.1(N); and

                  (ii) the unconditional and irrevocable assumption, in connection with the contribution of assets described in the immediately preceding clause (i), by the applicable Subsidiaries of Arch Western of those liabilities and obligations identified on Schedule 1.1(N) as the "North Rochelle Assumed Liabilities."

                  North Rochelle Contribution Documents shall mean all agreements and related documentation with respect to the North Rochelle Contribution, including, without limitation any leases, subleases or other agreements between any member of the Arch Coal Group and any member of the Arch Western Group.

                  North Rochelle EBITDDA shall mean for any period of determination, with respect to the business operation contributed in the North Rochelle Contribution, the sum of (a) income from such operations (with income from operations determined, without duplication:

(1) before the effect of changes in accounting principles, and (2) without regard to the effect, without duplication, of nonrecurring charges and, extraordinary items), plus (b) to the extent deducted in the determination of such income from operations the sum of interest expense, income taxes, depreciation, depletion and amortization, with all amounts for purposes of clause (a) and clause (b) for such period determined in accordance with GAAP.

                  North Rochelle EBITDDA Adjustment shall mean the sum of North Rochelle Pro Forma EBITDDA plus North Rochelle Synergistic Savings.

                  North Rochelle EBITDDA Period shall mean a period, consisting of twelve consecutive months ending prior to the consummation of the North Rochelle Contribution, as such period is reasonably acceptable to the Agent.

                  North Rochelle Integration Expenses shall mean expenses (as determined in accordance with GAAP and expressly excluding any amount therefrom that is capitalized in accordance with GAAP) of up to $15,000,000 in the aggregate incurred by the Borrower and its Subsidiaries prior to the one hundred eighty-first (181) day following the date of consummation of the North Rochelle Contribution, for permanent improvements to the mining operations acquired as part of the North Rochelle Contribution for the purposes of the following: exploration drilling sample analysis, de-watering system installation, lease bid acquisition obligations, permit renewal/annual report, NOx Program obligations, flood control/reclamation catch-up, maintenance items for operations and plant, and employee severance and retention payments. The amount of North Rochelle Integration Expenses shall be set forth by the Borrower on its quarterly compliance certificates delivered pursuant to Section 7.3.3 [Certificate of the Borrower] and reasonably satisfactory to the Agent.

                  North Rochelle Mineral Rights shall mean those rights associated with the operation of that certain mine commonly referred to by Triton as the North Rochelle mine and that is located in Campbell County, Wyoming and as set forth in: (a) Federal Coal Lease W-71692, originally dated December 1, 1966, segregated from WYW-0321779, readjusted effective December 1, 1996, modified effective January 1, 2003, from the United States of America to Triton; (b) Federal Coal Lease WYW-127221 dated January 1, 1998, from the United States of America to Triton Coal Company, LLC; and (c) Coal Lease Agreement, executed in counterparts, from William E. Reno et ux, dated December 20, 1979, and from Dorothy M. Reno, Burton K. Reno, Jr. et ux, and Nancy Marie Reno dated December 27, 1979 to Peabody Coal Company.

                  North Rochelle Pro Forma EBITDDA shall mean the dollar amount of North Rochelle EBITDDA which shall satisfy all of the following conditions:

                  (i) such amount shall be based upon North Rochelle EBITDDA for the North Rochelle EBITDDA Period, and

                  (iii) the Chief Executive Officer, President or Chief Financial Officer of the Borrower shall have certified to the Agent for the benefit of the Banks the amount of the North Rochelle EBITDDA for the North Rochelle EBITDDA Period, with such certificate to be in form, substance and detail reasonably satisfactory to the Agent and with North Rochelle

EBITDDA for the North Rochelle EBITDDA Period to be based upon financial statements and other supporting accounting and financial information reasonably satisfactory to the Agent.

                  North Rochelle Synergistic Savings shall mean $10,000,000, in the aggregate, which is the amount of expenses estimated by the Borrower (to the reasonable satisfaction of the Agent) to be saved on a fiscal year basis from combining the operations that are part of the North Rochelle Contribution with the existing operations of the Borrower and its Subsidiaries.

                  Note Pledge Agreement shall mean the Note Pledge Agreement substantially in the form of Exhibit 1.1(N) executed and delivered by the Borrower to the Agent for the benefit of the Lenders, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith or therewith.

                  Notices shall have the meaning assigned to that term in
Section 10.6 [Notices].

                  Obligation shall mean any obligation, Indebtedness, or liability of any of the Loan Parties to any Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Term Notes, the Fee Letter, or any other Loan Document.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, including, without limitation, the National Association of Insurance Commissioners or similar body.

                  Parent shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  Partnership Interests shall have the meaning given to such term in Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Acquisition shall have the meaning assigned to such term in Section 7.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].

                  Permitted Additional AWR Indebtedness shall mean Indebtedness issued by the Borrower or a Subsidiary of the Borrower which Indebtedness meets all of the following requirements:

                  (i) the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $700,000,000;

                  (ii) no portion of the principal of such Indebtedness shall be due prior to seven years after the date of issuance thereof, other than any mandatory redemptions required (y) under the AWR Senior Notes Indenture in the event that proceeds from the sale, transfer, lease or other disposition of assets of a member of the Arch Western Group are not timely used, as required in accordance with the AWR Senior Notes Indenture, to acquire replacement assets, or (z) under any other indenture or agreement containing mandatory redemption provisions which are no more restrictive than the mandatory redemption provisions under the AWR Senior Notes Indenture upon a sale, transfer, lease or other disposition of assets in the event that proceeds from such sale, transfer, lease or other disposition of assets of a member of the Arch Western Group are not timely used to acquire replacement assets;

                  (iii) the rate of interest applicable to such Indebtedness shall not exceed 8 1/2%;

                  (iv) after giving effect to the issuance of such Indebtedness (the amount of which shall be included as Indebtedness in computing the Leverage Ratio) the Loan Parties shall be in pro-forma compliance with the covenants set forth in Section
                  7.2 [Negative Covenants] of this Agreement and no Event of Default or Potential Default shall exist or be continuing;

                  (v) the events of default and covenants applicable to such Indebtedness shall not be more restrictive, in any material respect, than the events of default and covenants governing those matters or similar matters which are the subject of
                  Section 7.2 [Negative Covenants] of this Agreement;

                  (vi) such Indebtedness shall be secured by no more than the pledge of the Eligible Note Receivable;

                  (vii) any Guaranty of such Indebtedness shall be provided only by a member of the Arch Western Group;

                  (viii) such Indebtedness shall not restrict loans or advances by any member of the Arch Western Group to any member of the Arch Coal Group, other than restrictions which are no more restrictive than as set forth in the AWR Senior Notes Indenture;

                  (ix) such Indebtedness shall not restrict dividends or distributions payable by any member of the Arch Western Group to any member of the Arch Coal Group other than restrictions that are no more restrictive than as set forth in the AWR Senior Notes Indenture;

                  (x) all Obligations of the Loan Parties under this Agreement and the other Loan Documents shall not conflict with or violate the terms of such Indebtedness, and any Loans made or hereafter made to the Borrower will be permitted to be incurred under such Indebtedness;

                  (xi) such Indebtedness will not conflict with or violate the terms of this Agreement or any other Loan Document; and

                  (xii) prior to the issuance of such Indebtedness the Agent shall have received copies of drafts in final form or execution copies of all material documents with respect to such Indebtedness and such documents shall be reasonably acceptable to the Agent based upon the requirements of this definition of Permitted Additional AWR Indebtedness.

                           The Loan Parties shall promptly after issuance of
Permitted Additional AWR Indebtedness deliver to the Agent and the Lenders a copy of the material documents with respect to the issuance of such Indebtedness.

                  Permitted Investments shall mean

                  (i) direct obligations of the U.S. or any agency or instrumentality thereof or obligations backed by the full faith and credit of the U.S. maturing in twelve (12) months or less from the date of acquisition;

                  (ii) commercial paper maturing in 180 days or less rated in the highest categories by Standard & Poor's or Moody's on the date of acquisition; and

                  (iii) demand deposits, time deposits or certificates of deposit maturing within one year in a commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of determination.

                  Permitted Joint Venture shall mean any Person (i) with respect to which the ownership of equity interests thereof by the Borrower or any Subsidiary of the Borrower is accounted for in accordance with the "equity method" in accordance with GAAP; (ii) engaged in a line of business permitted by
Section 7.2.7 [Continuation of or Change in Business]; and (iii) with respect to which the equity interests thereof were acquired by the Borrower or Subsidiary of the Borrower in an arms-length transaction; provided that any such Person shall be treated for purposes of this Agreement as a Subsidiary and not a Permitted Joint Venture if (A) the Borrower has management control over the operations of such Person and (B) the Borrower owns directly or indirectly a majority of the economic equity interest in such Person.

                  Permitted Liens shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges of cash or marketable securities or deposits of cash or marketable securities made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to applicable Law to secure in the ordinary course payment of worker's compensation, reclamation liabilities or royalty bonds) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) As collateral security for the AWR Senior Notes or as collateral security for other Permitted Additional AWR Indebtedness, collateral consisting of no more than the pledge by the Borrower of the Eligible Note Receivable on a priority equal to or less than the priority of the Lien granted by the Borrower on the Eligible Note Receivable in favor of the Agent and the Lenders, provided that the holder of any equal in priority Lien is a party to the Collateral Trust Agreement (or successor or replacement agreement which is substantially on the same terms as the Collateral Trust Agreement and which agreement is in form and substance satisfactory to the Agent);

                  (vii) Liens on assets of the Arch Western Group securing Indebtedness (other than Indebtedness secured by Liens described in clause (xi) below) of not more than $25,000,000 at any time, provided, however, that (a) in the case of Liens in respect of Purchase Money Security Interests, such Liens attach to the assets that are purchased or acquired concurrently with or within 90 days after the purchase or acquisition thereof, and (b) in the case of Liens not otherwise permitted by the immediately preceding clause (a), such Liens do not in the aggregate materially detract from the value of the assets subject to such Liens nor do such Liens materially impair the use of such assets subject to such Liens in the operation of the business of the Arch Western Group;

                  (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not adversely affect the value of the Collateral or the first priority perfected Lien and security interest of the Agent for the benefit of the Lenders in the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                           (1) Claims or Liens for taxes, assessments or charges
                  due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects
                  of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           (3) Claims or Liens of mechanics, materialmen,
                  warehousemen, carriers, or other statutory nonconsensual Liens; or

                           (4) Liens resulting from judgments or orders
                  described in Section 8.1.6 [Judgments or Orders];

                  (ix) Liens granted in the Collateral under the Collateral Documents for the benefit of the Agent and the Lenders;

                  (x) Any Lien or restriction resulting from ownership, by an entity other than an Affiliate of the Borrower, of a minority interest in Canyon Fuel; and

                  (xi) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases (as the nature of such lease is determined in accordance with GAAP) permitted under Section 7.2.15 [Off-Balance Sheet Financing and Capital Leases] hereof securing obligations of such Loan Party or Subsidiary to the lessor under such leases.

                  Permitted Loan Origination Expense shall mean the aggregate amount of the following fees and expenses required to be capitalized in accordance with GAAP: (i) all fees and expenses incurred by the Borrower, in connection with the closing of the transactions under the Arch Western Credit Facility (1998), (ii) all fees and expenses incurred by the Borrower in connection with the amendment and restatement on the Restatement Effective Date of the Arch Western Credit Facility (1998), and (iii) all fees and expenses incurred by the Borrower in connection with the issuance of the AWR Senior Notes, and (iv) all fees and expenses incurred by the Borrower in connection with the closing of this Agreement.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                  Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

                  Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code or other applicable Law in the Collateral.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  Purchase Agreement shall mean that certain Purchase and Sale Agreement among ARCO, ARCO Uinta Coal Company, a Delaware corporation, the Parent and AWAC, dated as of March 22, 1998, together with all schedules and exhibits thereto.

                  Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  Ratable Share shall mean the proportion that a Lender's Commitment bears to the Commitments of all Lenders.

                  Rate Request shall mean a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to the Term Loans in accordance with Section 2.5 [Request to Select Interest Rate Options].

                  Register shall have the meaning set forth in Section 10.19 [Register] hereof.

                  Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or

"regulated substance" or any other material, substance or waste, regardless of its form or nature, which is regulated by the Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature, or which otherwise is regulated by any applicable Environmental Laws including, without limitation, coal and other minerals, coal refuse, run-of-mine coal, acid mine drainage, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, coalbed methane gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury and radioactive substances.

                  Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Release shall mean anything defined as a "release" under CERCLA or RCRA.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Required Lenders shall mean

                  (i) if there are no Term Loans outstanding, Lenders whose Commitments aggregate more than 50% of the Commitments of all of the Lenders, or

                  (ii) if there are Term Loans outstanding, Lenders whose outstanding Term Loans aggregate more than 50% of the total principal amount of all of the Term Loans then outstanding.

                  Restatement Effective Date shall mean April 18, 2002.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  Significant Subsidiary shall mean individually any Subsidiary of Borrower other than the Inactive Subsidiaries, and Significant Subsidiaries shall mean collectively all Subsidiaries of Borrower other than the Inactive Subsidiaries.

                  Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  Special Subsidiary shall mean Canyon Fuel and each other Person to be treated as a Subsidiary in accordance with the proviso to the definition of Permitted Joint Venture.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. As of the Closing Date, the Borrower owns 65% of the member interests of Canyon Fuel. It is expressly agreed that each Special Subsidiary shall be deemed to be a Subsidiary of the Borrower for purposes of this Agreement. Nonetheless, the Appropriate Percentage of the assets, income, expenses, liabilities and other items with respect to each Special Subsidiary shall be included, without duplication, for purposes of calculating the Leverage Ratio, the Fixed Charge Coverage Ratio, inclusion in Section 7.2.15 [Off-Balance Sheet Financing and Capital Leases], for purposes of calculating EBITDDA and for purposes of Section
7.2.12 [Minimum Net Worth, as described more fully in the definitions of "Leverage Ratio" and "Fixed Charge Coverage Ratio".

                  Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.2 [LLC Interests of Borrower; Subsidiaries; and Subsidiary Shares].

                  Tax Sharing Agreement shall mean that certain Tax Sharing Agreement dated as June 1, 1998 by and among the Borrower, AWAC, the Parent and Delta Housing.

                  Term Loan shall have the meaning given to such term in Section
2.1 [Commitments]; Term Loans shall mean collectively all of the Term Loans.

                  Term Notes shall mean collectively all of the Term Notes of the Borrower in the form of Exhibit 1.1(T) evidencing the Term Loans, as the same may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time in accordance herewith or therewith in whole or in part, and Term Note shall mean separately any of the Term Notes.

                  Thunder Basin LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of July 10, 1997, as amended, of Thunder Basin Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

                  Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

                  Triton shall mean Triton Coal Company, LLC, a Delaware limited liability company.

                  UBS Debt shall mean any Indebtedness outstanding on or before the Closing Date arising out of (i) that certain Amended and Restated Loan Agreement dated December 1, 1998 and amended and restated on May 15, 2000 among Triton Coal Company, LLC, Vulcan Intermediary, L.L.C., UBS Warburg LLC, as arranger, and UBS AG, Stamford Branch, as lender and administrative agent for the lender, in the principal amount of $215,000,000, and (ii) that certain Amended and Restated Senior Subordinated Credit Agreement dated May 15, 2000 and amended and restated on December 29, 2000 among Triton Coal Company, LLC, Vulcan Intermediary, L.L.C., as Guarantor, UBS Warburg LLC, as arranger, and UBS AG, Stamford Branch, as lender and administrative agent for the lender.

                  Uniform Commercial Code shall have the meaning assigned to that term in Section 5.1.21 [Security Interests].

                  U.S. shall mean the United States of America.

                  USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  Vulcan Acquisition shall mean the transactions contemplated by the Vulcan Merger Agreement, as such document may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14.

                  Vulcan Acquisition Documents shall mean collectively the Vulcan Merger Agreement and all other material agreements in connection therewith, as the same may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14.

                  Vulcan Merger Agreement shall mean that certain that certain Merger and Purchase Agreement among Borrower, Triton Acquisition LLC, a Delaware limited liability company, New Vulcan Coal Holdings, L.L.C., a Delaware limited liability company and Vulcan Coal Holdings, L.L.C., a Delaware limited liability company, dated as of May 29, 2003, together with all schedules and exhibits thereto, as the same may be amended, modified or supplemented after the Closing Date as permitted by Section 7.2.14.

                  Withholding Certificate shall have the meaning assigned to that term in Section 10.17.1.

         1.2 Construction.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1 Number; Inclusion.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2 Determination.

                  references to "determination" of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3 Agent's Discretion and Consent.

                  whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4 Documents Taken as a Whole.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5 Headings.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6 Implied References to This Agreement.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7 Persons.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8 Modifications to Documents.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated in accordance with the applicable provisions thereof and hereof;

                  1.2.9 From, To and Through.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10 Shall; Will.

                  references to "shall" and "will" are intended to have the same meaning.

         1.3 Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2), as applied to the Borrower and its Subsidiaries shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Historical Statements referred to in
Section 5.1.7(i) [Borrower Historical Statements]. In the event of any change after the Closing Date in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                              2. TERM LOAN FACILITY


         2.1 Commitments.

                  2.1.1 Borrowing Date Commitments.

                  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a term loan (the "Term Loan") to the Borrower on the Borrowing Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender's Commitment.

                  2.1.2 Commitment Fee.

                  Accruing from the Closing Date through and including the Borrowing Date, the Borrower agrees to pay to the Agent for the account of each Lender, as consideration for such Lender's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the twenty-five (25) basis points (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) computed on the amount of such Lender's Commitment. All Commitment Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loans.

         2.2 Nature of Lenders' Obligations with Respect to Term Loans.

         The obligations of each Lender to make a Term Loan to the Borrower shall be in the proportion that such Lender's Commitment bears to the Commitments of all Lenders, provided, however, that each Lender's Term Loan to the Borrower shall never exceed its Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Borrowing Date, other than as any Lender may elect as provided in
Section 2.1.2. The Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow the Term Loans.

         2.3 Noteless Agreement; Evidence of Indebtedness.

         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligation of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amount of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall also maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, the Interest Rate Option applicable thereto, and the Interest Period applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof. The entries maintained in the accounts maintained pursuant to this Section 2.3 shall be prima facie evidence of the existence and amounts of the Obligation therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligation in accordance with its terms.

         Any Lender may request that its Term Loans be evidenced by a promissory note substantially in the form of Exhibit 1.1(T). In such event, the Borrower shall execute and deliver to such Lender a Term Note dated the Borrowing Date, payable to the order of such Lender in a face amount equal to the Commitment of such Lender, and thereafter the Term Loans evidenced by each such Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.11) be represented by one or more Term Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.11, except to the extent that any such Lender or assignee subsequently returns any such Term Note for cancellation and requests that such Term Loans once again be evidenced as described in the immediately prior paragraph of this Section 2.3.

         2.4 Use of Proceeds.

         On and after the Borrowing Date, the proceeds of the Term Loans shall be used for general corporate purposes, including to make loans or advances to Parent and in accordance with Section 7.1.9 [Use of Proceeds].

         2.5 Borrowing Date Procedure and Request to Select Interest Rate
Options.

         Except as otherwise provided herein, the Borrower may (a) designate the Borrowing Date (which date shall be a Business Day and which date shall be on or before January 31, 2004), (b) request the Lenders to make the Term Loans on the Borrowing Date and (c) select the initial Interest Rate Option applicable to the Term Loans and thereafter from time to time prior to the Expiration Date request the Lenders to renew or convert the Interest Rate Option applicable to existing Term Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of the Term Loans on the Borrowing Date or the conversion to or the renewal of the Euro-Rate Option for any Term Loans, and (ii) one (1) Business Day prior to the making of the Term Loans on the Borrowing Date to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefore substantially in the form of Exhibit 2.5 (each a "Rate Request") or a request therefore by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Rate Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the Term Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether the Euro-Rate Option or Base Rate Option shall apply to the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche. The Agent shall, promptly after receipt by it of a Rate Request pursuant to this Section 2.5, notify the Lenders of its receipt of such Rate Request and provide each Lender with a copy thereof. The Loan Parties agree that no Lender shall have any Commitments or any other commitment or obligation to fund any portion of the Term Loans after January 31, 2004.

         2.6 Required Payments.

         The principal amount of the Term Loans shall be payable in quarterly installments on the first Business Day of each October, January, April and July after the Borrowing Date, commencing October 1, 2004, in an amount corresponding to the indicated percentage (set forth below) of the original principal amount of the Term Loans:

-------------------------------------------------------------------------------
                                            AMOUNT OF EACH QUARTERLY PRINCIPAL
                   DATE                                   PAYMENT
-------------------------------------------------------------------------------

             October 1, 2004                              10%
-------------------------------------------------------------------------------

 January 1, 2005 through and including                    5.0%
             October 1, 2005
-------------------------------------------------------------------------------

 January 1, 2006 through and including                    7.5%
             October 1, 2006
-------------------------------------------------------------------------------

 January 1, 2007 through and including                     10%
              April 1, 2007
-------------------------------------------------------------------------------

             Expiration Date                   Outstanding principal amount
                                                        of Term Loans
-------------------------------------------------------------------------------

         The outstanding principal amount of the Term Loans, together with accrued interest, fees and all other Obligations payable thereon shall be due and payable on the Expiration Date.

                               3. INTEREST RATES

         3.1 Interest Rate Options.


         The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Term Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all of the Term Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Term Loan exceeds such Lender's highest lawful rate, the rate of interest on such Term Loan shall be limited to such Lender's highest lawful rate.

                  3.1.1 Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

                           (i) Base Rate Option: A fluctuating rate per annum
(computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus 1.25%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                           (ii) Euro-Rate Option: A rate per annum (computed on
the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus 2.75%.

                  3.1.2 Rate Quotations.

                  The Borrower may call the Agent on or before the date on which a Rate Request is to be delivered to receive an indication of the rates then in effect as to Term Loans, but it is acknowledged that such projection shall not be binding on the Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

         3.2 Interest Periods.

         At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Rate Request. The notice shall specify an interest period (the "Interest Period") during which the Euro-Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  3.2.1 Ending Date and Business Day.

                  any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2 Amount of Borrowing Tranche.

                  each Borrowing Tranche of Term Loans to which the Euro-Rate Option applies shall be in integral multiples of $500,000 and not less than $1,000,000;

                  3.2.3 Termination Before Expiration Date.

                  the Borrower shall not select, convert to or renew an Interest Period for any portion of the Term Loans that would end after the Expiration Date; and

                  3.2.4 Renewals.


                  in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3 Interest After Default.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1 Interest Rate.

                  the rate of interest for each Term Loan otherwise applicable pursuant to Section 3.1.1 [Interest Rate Options] shall be increased by 2.0% per annum; and

                  3.3.2 Other Obligations.

                  each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until it is paid in full.

                  3.3.3 Acknowledgment.

                  The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Term Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk and all such interest shall be payable by Borrower upon demand by Agent. Upon the occurrence of an Event of Default, no Term Loan may be converted to or renewed under the Euro-Rate Option.

         3.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  3.4.1 Unascertainable.

                  If, on any date on which a Euro-Rate would otherwise be determined with respect to Term Loans, the Agent shall have determined that:

                           (i) adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and
adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Agent shall have the rights specified in Section 3.4.3 [Agent's and Lender's Rights].

                  3.4.2 Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Lender shall have determined that:

                           (i) the making, maintenance or funding of any Term
Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate Option will not adequately and
fairly reflect the cost to such Lender of the establishment or maintenance of any such Term Loan, or

                           (iii) after making all reasonable efforts, deposits
of the relevant amount in Dollars for the relevant Interest Period for a Term Loan to which a Euro-Rate Option applies are not available to such Lender with respect to such Term Loan in the London interbank market, then the Agent and the Lenders shall have the rights specified in Section 3.4.3 [Agent's and Lender's Rights].

                  3.4.3 Agent's and Lender's Rights.

                  In the case of any event specified in Section 3.4.1 [Unascertainable] above, the Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Lender shall have later notified the Agent, of the Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Term Loans. If any Lender notifies the Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under
Section 4.6.2 [Indemnity] as to any Term Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Term Loan to the Base Rate Option otherwise available with respect to such Term Loan or prepay such Term Loan in accordance with Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Term Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Term Loan upon such specified date.

         3.5 Selection of Interest Rate Options.

         If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Term Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

                                  4. PAYMENTS


         4.1 Payments.

         All payments and prepayments to be made in respect of principal, interest, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Term Loans, in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent and such payments are not distributed to the Lenders on the same day received by the Agent, the Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Lenders. The Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Term Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         4.2 Pro Rata Treatment of Lenders.

         The Term Loans shall be allocated to each Lender according to its Ratable Share, as such Ratable Share relates specifically to the Commitments of all Lenders having Commitments. Each selection of, conversion to or renewal of any Interest Rate Option applicable to Term Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Term Loans or other fees related thereto (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Term Loans, shall (except as provided in Section 3.4.3 [Agent's and Lender's Rights] in the case of an event specified in Sections 3.4 [Euro-Rate Unascertainable, etc.], 4.4.2 [Replacement of a Lender] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the Ratable Share of Term Loans outstanding from each Lender (and shall, with respect to the accrual of interest on Term Loans made pursuant to Section 2.1.2 [Increase in Commitments], take into account the duration of such Term Loans outstanding). Amounts due from the Borrower hereunder which are not otherwise related to the Term Loans shall be made in proportion to each Lender's Ratable Share with respect to the Term Loans outstanding.

         4.3 Interest Payment Dates.

         Interest on Term Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof, and on the Expiration Date, or upon acceleration of the Term Loans. Interest on Term Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Term Loans and, if such Interest Period is longer than three (3) Months, also on the date that is three (3) Months after the commencement of such Interest Period (and if applicable, the date that is six (6) Months after the commencement of such Interest

Period) of such Interest Period, and on the Expiration Date, or upon acceleration of the Term Loans. Interest on the principal amount of the Term Loans or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.4 Voluntary Prepayments.

                  4.4.1 Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Term Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 [Replacement of a Lender] below or in Section 4.6 [Additional Compensation in Certain Circumstances]):

                           (i) on the same day by 1:00 p.m., Pittsburgh time
with respect to Term Loans to which the Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
Period with respect to Term Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any Lender
pursuant to Section 3.4 [Euro-Rate Unascertainable, etc.] with respect to any Term Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Term Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m., Pittsburgh time, at least three (3) Business Days prior to the date of prepayment of the Term Loans, setting forth the following information:

                  (y) the date, which shall be a Business Day, on which the proposed prepayment is to be made (the "Prepayment Date"); and

                  (z) the total principal amount of such prepayment, which shall not be less than $5,000,000 and in increments of $1,000,000 above $5,000,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Term Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

                  Upon its receipt of any notice of prepayment of Term Loans pursuant to this Section 4.4.1, the Agent shall promptly give the Lenders notice of the amount of prepayment specified in such notice of prepayment.

                  Except as provided in Section 3.4.3 [Agent's and Lender's Rights], if the Borrower prepays Term Loans but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Term Loans to which the Base Rate Option applies, and (ii) then to Term Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 4.6.2 [Indemnity]. All prepayments pursuant to this
Section 4.4.1 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the order of scheduled maturities.

                  4.4.2 Replacement of a Lender.

                  In the event any Lender (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or Section 4.6.1 [Increased Costs, etc.], or
(ii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld (except that during any period when an Event of Default exists and is continuing, the Agent may withhold such consent in its sole discretion), to replace such Lender in accordance with the proviso at the end of this Section 4.4.2, and simultaneously therewith, to prepay the Term Loans of such Lender in whole, together with all interest and fees accrued thereon and all other amounts due and payable to such Lender under the Loan Documents, and terminate such Lender's Commitment within ninety (90) days after (y) receipt of such Lender's notice under Section 3.4 [Euro-Rate Unascertainable, etc.] or 4.6.1 [Increased Costs, etc.], or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 4.6 [Additional Compensation in Certain Circumstances] (except that the Borrower shall not be required to indemnify such Lender for liabilities, losses or expenses under
Section 4.6.2(i) sustained by such Lender as a consequence of the prepayment of the Term Loans of such Lender in accordance with this Section 4.4.2 on a day other than the last day of an Interest Period with respect to Term Loans to which a Euro-Rate Option applies if the Term Loans of such Lender are being prepaid because such Lender has determined that the making, maintenance or funding of such Term Loans by such Lender under the Euro-Rate Option has been made unlawful or because such Lender has become subject to the control of an Official Body) and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders at its sole discretion or a replacement lender acceptable to the Agent. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent].

                  4.4.3 Change of Lending Office.

                  Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, etc.] or 4.6.1 [Increased Costs, etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loan affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, in such Lender's good faith determination, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Agent or any Lender provided in this Agreement.

         4.5 Mandatory Prepayments.

                  4.5.1 Sale of Assets.

                  Within five (5) Business Days of any sale, transfer, or lease of assets authorized by Section 7.2.4 (iv) [Disposition of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to the Net Cash Proceeds of such sale (as estimated in good faith by the Borrower), together with accrued interest on such principal amount. All prepayments pursuant to this Section 4.5.1 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. Any prepayment hereunder shall be subject to the Borrower's obligation to the Lenders under Section 4.6.2 [Indemnity].

                  4.5.2 Issuance of Certain Debt; Issuance of Equity or Hybrid
                        Securities.

                  Within five (5) Business Days of the issuance by the Borrower or any Subsidiary of the Borrower of any debt security, equity security, or Hybrid Security for cash proceeds or of the incurrence of any Indebtedness (other than Indebtedness permitted under clauses (ii) through (vi) inclusive of Section 7.2.1) by the Borrower or any Subsidiary of the Borrower, the Borrower shall make a mandatory prepayment of principal on the Term Loans equal to 100% of the Net Cash Proceeds of any such debt security, equity security, Hybrid Security or Indebtedness, together with accrued interest on such principal amount. All prepayments pursuant to this Section 4.5.2 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities. Any prepayment hereunder shall be subject to the Borrower's obligation to the Lenders under Section 4.6.2 [Indemnity].

                  4.5.3 Application Among Interest Rate Options.

                  All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 4.6.2 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

         4.6 Additional Compensation in Certain Circumstances.

                  4.6.1 Increased Costs or Reduced Return Resulting From Taxes,
                        Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects any Lender to any tax or changes the
basis of taxation with respect to this Agreement or the Term Loans or payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Lender),

                           (ii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or other credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, or

                           (iii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender with respect to this Agreement, or the making, maintenance or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Lender's capital, taking into consideration such Lender's customary policies with respect to capital adequacy) by an amount which such Lender in its sole discretion deems to be material, such Lender shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Lender to be necessary to compensate such Lender for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

                  4.6.2 Indemnity.

                  In addition to the compensation required by Section 4.6.1 [Increased Costs, etc.], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Term Loans subject to a Euro-Rate Option) which such Lender sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of the
Term Loans to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any Rate Request under
Section 2.5 [Borrowing Date Procedure and Request to Select Interest Rate Options] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments] or Section 4.5 [Mandatory Prepayments],

                           (iii) attempt by the Borrower to revoke (expressly,
by later inconsistent notices or otherwise) in whole or part the request for the making of the Term Loans under Section 2.5 [Borrowing Date Procedure and Request to Select Interest Rate Options], or

                           (iv) default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Term Loans or any other amount due hereunder.

                  If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

         4.7 Taxes.

                  4.7.1 No Deductions.

                  All payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lenders and all income and franchise taxes of the United States applicable to the Lenders (all such non-excluded taxes, levies, imposts deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under the Credit Agreement, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection), the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

                  4.7.2 Stamp Taxes.

                  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration or otherwise with respect to, the Credit Agreement (hereinafter referred to as "Other Taxes").

                  4.7.3 Indemnification for Taxes Paid by Lenders.

                  The Borrower shall indemnify the Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by such Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

                  4.7.4 Certificate.

                  Within 30 days after the date of any payment of any Taxes by the Borrower, the Borrower shall furnish to the Agent for the benefit of the Lenders the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by the Borrower, the Borrower shall, if so requested by any Lender, provide a certificate of an officer of the Borrower to that effect.

                  4.7.5 Survival.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections 4.7.1 [No Deductions] through 4.7.4 [Certificate] shall survive the payment in full of the Term Loan made to Borrower by any Lender under the Agreement.

                  4.7.6 Refund and Contest.

                  If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes or Other Taxes with respect to which the Borrower was required to take the actions specified in the second sentence of subsection 4.7.1 [No Deductions], the relevant Lender (to the extent such Lender reasonably determines in good faith that it will not suffer any adverse effect as a result thereof) shall cooperate with the Borrower in challenging the imposition of such Taxes or Other Taxes at the Borrower's expense if so requested by the Borrower in writing. If such Lender receives a refund of Taxes or Other Taxes for which the payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender is attributable to the Borrower, then such Lender shall reimburse the Borrower for such amount as such Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. No Lender nor any Agent shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this Section 4.7.6 or any other provision of Section
4.7 [Taxes].

                        5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties.

         The Borrower represents and warrants to the Agent and each of the Lenders as follows:

                  5.1.1 Organization and Qualification.

                  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each

Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

                  5.1.2 LLC Interests of Borrower; Subsidiaries; and Subsidiary
                        Shares.

                  Schedule 5.1.2 states the name of each of the Borrower's Subsidiaries, whether such Subsidiary is a Significant Subsidiary, Inactive Subsidiary or a Special Subsidiary, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. Schedule 5.1.2 also sets forth the jurisdiction of organization of the Borrower, its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "Borrower LLC Interests"). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than liens in favor of the Agent for the benefit of the Lenders under the Loan Documents. AWAC has good and marketable title to all of the Borrower LLC Interests it purports to own, free and clear in each case of any Lien. All Borrower LLC Interests, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests, LLC Interests and Borrower LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Borrower LLC Interests, Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.2.

                  5.1.3 Power and Authority.

                  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. The Borrower and each Subsidiary of the Borrower party to the Acquisition Documents has full power to enter into, execute, deliver and perform the Acquisition Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its respective part. The Borrower and each Subsidiary of the Borrower party to the North Rochelle Contribution Documents has full power to enter into, execute, deliver and perform the North Rochelle Contribution Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.4 Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. The Acquisition Documents have been duly and validly executed and delivered by the Borrower and each Subsidiary of the Borrower party thereto. The Acquisition Documents constitute the legal, valid and binding obligation of the Borrower and each Subsidiary of the Borrower party thereto, enforceable against each such Person in accordance with the terms thereof, except to the extent that enforceability of the Acquisition Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance. A complete copy of the Acquisition Documents has been delivered to the Agent. Prior to the Borrowing Date, the North Rochelle Contribution Documents shall have been duly and validly executed and delivered by the Borrower and each of its Subsidiaries party thereto. The North Rochelle Contribution Documents shall constitute a legal, valid and binding obligation of the Borrower and each of its Subsidiaries party thereto, from and after the date of delivery thereof, enforceable against each such Person in accordance with the terms thereof, except to the extent that enforceability of the North Rochelle Contribution Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance. Prior to the Borrowing Date, a complete copy of the North Rochelle Contribution Documents will be delivered to the Agent.

                  5.1.5 No Conflict.

                  Neither the execution and delivery of this Agreement, the other Loan Documents or the North Rochelle Contribution Documents by any Loan Party, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or any Subsidiary of any Loan Party, or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party, is a party or by which any of the foregoing Persons is bound or to which any of the foregoing Persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted in the Collateral in accordance with the Loan Documents).

                  5.1.6 Litigation.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

                  5.1.7 Financial Statements.

                           (i) Borrower Historical Statements. The Borrower has
delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2002 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                           (ii) Accuracy of Financial Statements. Neither the
Borrower nor any Subsidiary of the Borrower has on the Closing Date any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be expected to result in a Material Adverse Change. Since December 31, 2002, no Material Adverse Change has occurred, except as set forth on
Schedule 5.1.7.

                           (iii) Financial Projections. The Borrower has
delivered to the Agent financial projections of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the period July 1, 2003, through and including December 31, 2006, derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect, in all material respects on a consolidated basis, the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date and upon consummation of the transactions contemplated by the North Rochelle Contribution Documents and under the Loan Documents as of the Borrowing Date.

                  5.1.8 Use of Proceeds; Margin Stock.

                           (i) General.

                           The Loan Parties shall use the proceeds of the Term
Loans in accordance with Sections 2.4 [Use of Proceeds] and 7.1.9 [Use of Proceeds].

                           (ii) Margin Stock.

                           None of the Loan Parties nor any Subsidiary of any
Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Term Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties nor any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                  5.1.9 Full Disclosure.

                  Neither this Agreement nor any other Loan Document, nor the Acquisition Documents, nor the North Rochelle Contribution Documents, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith, with the Acquisition Documents or with the North Rochelle Contribution Documents, contains with respect to the Borrower and its Subsidiaries any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.10 Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                  5.1.11 Consents and Approvals.

                  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on
Schedule 5.1.11, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.11.

                  5.1.12 No Event of Default; Compliance With Instruments and
                         Material Contracts.

                  On the Closing Date, no event has occurred and is continuing and no condition exists or will exist, after giving effect to the borrowings or other extensions of credit pursuant to the Loan Documents and after giving effect to the transactions contemplated by the North Rochelle Contribution Documents, which constitutes an Event of Default or Potential Default. No event has occurred and is continuing and no condition exists or will exist, after giving effect to the transactions contemplated by the North Rochelle Contribution Documents and the borrowings or other extensions of credit to be made on the Borrowing Date pursuant to the Loan Documents, which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change. All Material Contracts described in the definition of "Material Contracts" to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Borrower upon each of the other parties thereto in accordance with their respective terms and there is no default by any Loan Party or any Subsidiary of any Loan Party under any Material Contract nor, to the Loan Parties' knowledge, any default thereunder with respect to parties thereto other than any Loan Party or Subsidiary of a Loan Party except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                  5.1.13 Insurance.

                  No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policies or bonds to which the Loan Parties are subject or to reduce the coverage provided thereby. The Loan Parties are subject to insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                  5.1.14 Compliance With Laws.

                  The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.18 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  5.1.15 Investment Companies; Regulated Entities.

                  None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiary of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.16 Plans and Benefit Arrangements.

                           (i) The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                           (ii) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iii) Neither the Borrower nor any other member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  5.1.17 Employment Matters.

                  Each of the Loan Parties and each of their Subsidiaries is in substantial compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.

                  5.1.18 Environmental Matters.

                  Except as set forth on Schedule 5.1.18:

                           (a) the Loan Parties and their Subsidiaries are and
have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

                           (b) the Loan Parties and their Subsidiaries hold and
are operating in substantial compliance with Environmental Permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

                           (c) neither any Property of any Loan Party or any
Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any Official Body made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change;

                           (d) there are no pending or, to the knowledge of any
Loan Party, threatened Environmental Claims against any Property of any Loan Party or any Subsidiary of any Loan Party nor against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change; and

                           (e) there are no pending or, to the knowledge of any
Loan Party, threatened Environmental Complaints against any Property of any Loan Party or any Subsidiary of any Loan Party nor against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change.

                  5.1.19 Senior Debt Status.

                  The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with the AWR Senior Notes and all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan

Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.20 Title to Properties.

                  Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.

                  5.1.21 Security Interests.

                  The Liens and security interests granted for the benefit of the Agent and the Lenders pursuant to the Collateral Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law, subject only to Permitted Liens. Financing statements relating to said security interests have been filed in each office and, in each jurisdiction where required in order to perfect the security interests described above, possession has been taken of all certificates or instruments evidencing the Collateral, and all such action as is necessary or advisable to establish such rights of the Lenders has been taken, and there is no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  5.1.22 Coastal Agreement.

                  Canyon Fuel is a "Buyer Indemnitee" under the Coastal Agreement and, as such, has the rights of an "Indemnified Party" under the Coastal Agreement. Consummation of the Acquisition Transactions did not alter the rights of Canyon Fuel under the Coastal Agreement.

                  5.1.23 Solvency.

                  On the Closing Date, on the Borrowing Date, and at the time of the borrowing of the Term Loans the Borrower and each other Loan Party are Solvent after giving effect to the transactions contemplated by the Loan Documents and any incurrence of Indebtedness and all other Obligations.

                  5.1.24 Anti-Terrorism Laws.

                           5.1.24.1 General.

                           None of the Loan Parties nor or any Affiliate of any
Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                           5.1.24.2 Executive Order No. 13224.

                           None of the Loan Parties, nor any Affiliate of any
Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Term Loans or other transactions hereunder, is any of the following (each a "Blocked Person"):

                                    (i) a Person that is listed in the annex to,
or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (ii) a Person owned or controlled by, or
acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (iii) a Person with which any Lender is
prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                    (iv) a Person that commits, threatens or
conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                                    (v) a Person that is named as a "specially
designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                                    (vi) a Person who is affiliated with a
Person listed above.

                  No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Term Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                  5.1.25 Patents, Trademarks, Copyrights, Licenses, Etc.

                  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations and franchises necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations and franchises of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 5.1.25.

                            6. CONDITIONS OF LENDING

         The obligation of each Lender to make the Term Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of the Term Loans and to the satisfaction of the following further conditions:

         6.1 Conditions to Closing.

         On the Closing Date:

                  6.1.1 Officer's Certificate.

                  The representations and warranties of the Borrower contained in Section 5 [Representations and Warranties] and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, or other Authorized Officer of the Borrower and each other Loan Party to each such effect.

                  6.1.2 Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

                           (iii) a copy of each Loan Party's organizational
documents, including its certificate of incorporation and bylaws, certificate of limited partnership and partnership agreement, or limited liability company certificate and agreement, as the case may be, as in effect on the Closing Date and, in the case of the certificate of incorporation, limited partnership certificate or limited liability company certificate, certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in the state of its formation and each jurisdiction where it conducts business.

                  6.1.3 Delivery of Loan Documents.

                  This Agreement, the Guaranty Agreement, the Collateral Documents, and the other Loan Documents shall have been duly executed and delivered to the Agent, together with all appropriate financing statements and all other instruments and Collateral required to be delivered to the Agent for the benefit of the Lenders under the Collateral Documents.

                  6.1.4 Opinion of Counsel.

                  There shall be delivered to the Agent for the benefit of each Lender a written opinion of Kirkpatrick & Lockhart LLP and of Robert G. Jones, General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in Exhibit 6.1.4; and

                           (ii) as to such other matters incident to the
transactions contemplated herein as the Agent may reasonably request.

                  6.1.5 Legal Details.


                  All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  6.1.6 Payment of Fees.

                  The Borrower shall have paid or caused to be paid all fees and expenses required to be paid, on or before the Closing Date, by the Borrower pursuant to the Fee Letter.

                  6.1.7 Consents.

                  All material consents and approvals required to effectuate the transactions contemplated by the Loan Documents shall have been obtained.

                  6.1.8 Officer's Certificate Regarding No Material Adverse
                        Change.

                  There shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date, in form and substance satisfactory to the Agent, and signed by the Chief Executive Officer, the President, Chief Financial Officer or other Authorized Officer of the Borrower and each other Loan Party certifying the following: (i) since December 31, 2002, no Material Adverse Change shall have occurred; (ii) since December 31, 2002, there shall have been no material change in the management of the Borrower or any other Loan Party; and (iii) each of the Borrower and each other Loan Party is Solvent.

                  6.1.9 No Violation of Laws.

                  The making of the Term Loans, and the consummation of the transactions contemplated hereby shall not contravene any Law applicable to any Loan Party or any of the Lenders.

                  6.1.10 No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the other Loan Documents, or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents .

                  6.1.11 Insurance.

                  The Borrower shall have delivered to the Agent evidence of the insurance required under the Loan Documents and evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid.

                  6.1.12 Satisfactory Environmental Review.

                  The environmental condition of the Loan Parties' and their Subsidiaries' assets shall be satisfactory to the Required Lenders in all respects.

                  6.1.13 UCC, Lien and Judgment Searches.

                  The Agent shall have received searches under the Uniform Commercial Code, lien, tax lien, litigation and judgment searches against each Loan Party, each Subsidiary of each Loan Party, in each case in the jurisdiction of each such Person's formation and in each jurisdiction where each such person conducts business or owns or operates assets and the results of such searches shall be satisfactory in form, scope and substance to the Agent.

                  6.1.14 Filing Receipts.

                  The Agent shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Lenders on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to the Agent that such Lien constitutes a Prior Security Interest in favor of the Lenders.

         6.2 Conditions to Borrowing.

         On the Borrowing Date:

                  6.2.1 Officer's Certificate.

                  After giving effect to the consummation of the transactions contemplated by the North Rochelle Contribution and the making of the Term
Loans: (i) the representations and warranties of the Borrower contained in
Section 5 [Representations and Warranties] and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein),
(ii) each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, and (iii) no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of the Borrower dated the Borrowing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, or other Authorized Officer of the Borrower and each other Loan Party to each such effect.

                  6.2.2 Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Borrowing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and

                           (iii) a copy of each Loan Party's organizational
documents, including its certificate of incorporation and bylaws, certificate of limited partnership and partnership agreement, or limited liability company certificate and agreement, as the case may be, as in effect on the Borrowing Date and, in the case of the certificate of incorporation, limited partnership certificate or limited liability company certificate, certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in the state of its formation and each jurisdiction where it conducts business.

                  6.2.3 Delivery of Loan Documents.

                  The Term Notes and the other Loan Documents shall have been duly executed and delivered to the Agent, together with all appropriate financing statements and all other instruments and Collateral required to be delivered to the Agent for the benefit of the Lenders under the Collateral Documents.

                  6.2.4 Opinion of Counsel.

                  There shall be delivered to the Agent for the benefit of each Lender a written opinion of Kirkpatrick & Lockhart LLP and of Robert G. Jones, General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Borrowing Date and in form and substance satisfactory to the Agent and its counsel:

                           (i) as to the matters set forth in Exhibit 6.2.4; and

                           (ii) as to such other matters incident to the
transactions contemplated herein as the Agent may reasonably request.

                  6.2.5 Legal Details.

                  All legal details and proceedings in connection with (i) the transactions contemplated by this Agreement and the other Loan Documents and
(ii) the transactions contemplated by the North Rochelle Contribution Documents, shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  6.2.6 Payment of Fees.

                  The Borrower shall have paid or caused to be paid all fees and expenses required to be paid by the Borrower on or prior to the Borrowing Date under the Loan Documents or pursuant to the Fee Letter.

                  6.2.7 Consents.

                  All material consents and approvals required to effectuate the transactions contemplated by the Loan Documents, the making of the Term Loans and by the North Rochelle Contribution Documents shall have been obtained.

                  6.2.8 Officer's Certificate Regarding No Material Adverse
                        Change.

                  There shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Borrowing Date, in form and substance satisfactory to the Agent, and signed by the Chief Executive Officer, the President, Chief Financial Officer or other Authorized Officer of the Borrower and each other Loan Party certifying the following: (i) since December 31, 2002 and after giving effect to the North Rochelle Contribution, the transactions contemplated thereby, and the making of the Term Loans, no Material Adverse Change shall have occurred; (ii) since December 31, 2002 and after giving effect to the North Rochelle Contribution and the transactions contemplated hereby, there shall have been no material change in the management of the Borrower or any other Loan Party; and (iii) after giving effect to the North Rochelle Contribution, the transactions contemplated thereby, and the making of the Term Loans, each of the Borrower and each other Loan Party is Solvent.

                  6.2.9 No Violation of Laws.

                  The making of the Term Loans, and the consummation of the transactions contemplated by the Loan Documents and by the North Rochelle Contribution shall not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party or any of the Lenders.

                  6.2.10 No Actions or Proceedings.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the other Loan Documents, or the consummation of the transactions contemplated hereby or thereby or by the North Rochelle Contribution or the consummation of the transactions contemplated by the North Rochelle Contribution Documents, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  6.2.11 Insurance.

                  The Borrower shall have delivered to the Agent evidence of the insurance required under the Loan Documents and evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect with respect to those assets related to the North Rochelle Contribution and that all premiums then due thereon have been paid.

                  6.2.12 UCC, Lien and Judgment Searches.

                  The Agent shall have received searches under the Uniform Commercial Code, and other lien, tax lien, litigation and judgment searches as the Agent may reasonably request against each Loan Party, each Subsidiary of each Loan Party, and Triton, in each case in the jurisdiction of each such Person's formation and in each jurisdiction where each such person conducts business or owns or operates assets and the results of such searches shall be satisfactory in form, scope and substance to the Agent.

                  Any liens, UCC financing statements or judgments against any of the assets or equity interests to be acquired by the Loan Parties upon consummation of the transactions contemplated by the North Rochelle Contribution Documents shall on or before the Borrowing Date be terminated and released of record and satisfied in full, all to the satisfaction of the Agent in its sole discretion and any Indebtedness or other obligations secured by any such liens or judgments shall have been paid in full and all commitments to make such loans shall have been terminated on or before the Borrowing Date, all to the satisfaction of the Agent in its sole discretion.

                  6.2.13 Filing Receipts.

                  The Agent shall have received copies of all filing receipts and acknowledgments issued by any governmental authority confirming the Lien of the Lenders on the Collateral and confirming that such Lien constitutes a Prior Security Interest in favor of the Lenders.

                  6.2.14 Consummation of Vulcan Acquisition and North Rochelle
                         Contribution.

                           (i) True and complete copies of the Vulcan
Acquisition Documents and the North Rochelle Contribution Documents shall have been delivered to the Agent;

                           (ii) The Vulcan Acquisition Documents and the North
Rochelle Contribution Documents shall be satisfactory to the Agent in its reasonable discretion;

                           (iii) The acquisitions and transactions contemplated
by the Vulcan Acquisition Documents and the North Rochelle Contribution Documents shall have been consummated in accordance with the terms of such documents on or prior to the Borrowing Date (which date shall be on or before January 31, 2004);

                           (iv) No set of circumstances or events shall have
occurred that has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the Vulcan Acquisition Documents with respect to any Person that is a party to the Vulcan Acquisition Documents;

                           (v) No set of circumstances or events shall have
occurred that has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the North Rochelle Contribution Documents with respect to any Person that is a party to the North Rochelle Contribution Documents;

                           (vi) An opinion from an Independent Financial Advisor
(a) shall have been delivered to the Agent, (b) shall be in form and substance reasonably satisfactory to the Agent, and (c) shall be to the effect that the terms (including the consideration paid by the members of the Arch Western Group) of any lease and/or sublease, with respect to the North Rochelle Mineral Rights, between the applicable members of the Arch Coal Group, as lessor, and the Borrower or a Subsidiary of the Borrower, as lessee, are fair, from a financial point of view, to the members of the Arch Western Group and such lease and/or sublease shall otherwise be in form and substance reasonably satisfactory to the Agent;

                           (vii) The Loan Parties shall have delivered to the
Agent a certificate of the Secretary of State of the State of Delaware evidencing the filing of the certificate of merger to consummate the Vulcan Acquisition;

                           (viii) None of the members of the Arch Coal Group or
the Loan Parties shall have waived any material covenant or condition or compliance by any Person that is a party to the Vulcan Acquisition Documents or by Triton with any material provision of the Vulcan Acquisition Documents without the prior written approval of the Required Lenders, and an Authorized Officer of the Borrower shall have certified each of the foregoing matters to the Agent for the benefit of the Agent and the Lenders and such certificate shall be in form and substance satisfactory to the Agent;

                           (ix) None of the Loan Parties shall have waived any
material covenant or condition or compliance by any member of the Arch Coal Group or by Triton with any material provision of the North Rochelle Contribution Documents without the prior written approval of the Required Lenders, and an Authorized Officer of the Borrower shall have certified each of the foregoing matters to the Agent for the benefit of the Agent and the Lenders and such certificate shall be in form and substance satisfactory to the Agent; and

                           (x) The following shall occur to the satisfaction of
the Agent in its sole discretion:

                                    (a) the UBS Debt shall be repaid in full;

                                    (b) all liens and security interests
                                    securing the UBS Debt shall have been
                                    terminated;

                                    (c) all commitments to lend under the
                                    documents and agreements evidencing the UBS
                                    Debt shall have been terminated and of no further force and effect; and

                                    (d) all indebtedness or other obligations payable by Triton to any Person or Affiliate of any Person that is a party to the Vulcan Acquisition Documents (other than the Parent or any Subsidiary of the Parent) shall have been repaid or discharged in full.

                  6.2.15 Borrowings on Borrowing Date.

                  At least three (3) Business Days prior to the Borrowing Date:
(i) the Loan Parties shall have notified the Agent and the Lenders in writing of the date, time and location of the closing of the Vulcan Acquisition and the North Rochelle Contribution, and (ii) the Borrower shall have delivered to the Agent a duly completed Rate Request in accordance with Section 2.5.

                  6.2.16 Confirmation of Loan Documents.

                  Each Loan Party, shall have executed and delivered a confirmation of Loan Documents in form and substance satisfactory to the Agent.

                  6.2.17 Amended and Restated Schedules.

                  The Borrower shall have delivered to the Agent and each Lender amended and restated schedules to this Agreement, as applicable, to give effect to the transactions contemplated by the North Rochelle Contribution Documents, with each schedule to be in form and substance satisfactory to the Required Banks.

                  6.2.18 North Rochelle EBITDDA.

                  The Borrower shall have delivered to the Agent and each Lender a certificate of the Borrower dated as of the Borrowing Date and signed by its Chief Executive

Officer, President or Chief Financial Officer, in form, substance and detail together with supporting financial statements and other accounting and financial information satisfactory to the Agent, which certifies as to and sets forth a detailed calculation of the North Rochelle EBITDDA for the North Rochelle EBITDDA Period.

                                  7. COVENANTS

         7.1 Affirmative Covenants.

         The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply at all times with the following affirmative covenants:

                  7.1.1 Preservation of Existence, Etc.

                  The Borrower shall maintain its legal existence as a limited liability company. The Borrower shall maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could be corrected without a material adverse effect on the Borrower. The Borrower shall cause each of its Subsidiaries to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, etc.]. The Borrower shall cause each of its Subsidiaries to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

                  7.1.2 Payment of Liabilities, Including Taxes, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP, but only to the extent that failure to discharge any such liabilities would not adversely affect the value of the Collateral.

                  7.1.3 Maintenance of Insurance.

                  The Borrower shall, and shall cause each of its Subsidiaries to, be subject to insurance policies which insure their respective properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Lenders (x) on each anniversary of the Closing Date and such other date as the Agent shall reasonably request an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

                  7.1.4 Maintenance of Properties.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  7.1.5 Visitation Rights.

                  The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

                  7.1.6 Keeping of Records and Books of Account.

                  The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.7 Plans and Benefit Arrangements.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.8 Compliance With Laws.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall and shall cause each of its Subsidiaries to comply with all Environmental Permits applicable to their respective operations and properties; obtain, maintain, comply with and renew all Environmental Permits necessary for their respective operations and properties; and manage, use and handle all Regulated Substances in compliance with all applicable Environmental Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to result in a Material Adverse Change.

                  7.1.9 Use of Proceeds.

                  On and after the Borrowing Date, the Borrower will use the proceeds of the Term Loans for general corporate purposes, including to make loans or advances to Parent subject to the terms and provisions of the Loan Documents. The Borrower's use of the proceeds of the Term Loans shall not be for any purpose which contravenes any applicable Law or any provision hereof.

                  7.1.10 Operation of Mines.

                  The Borrower shall, and shall cause each of its Subsidiaries to, operate their mines in all material respects in accordance with sound coal mining practices.

                  7.1.11 Maintenance of Material Contracts.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of and to maintain in full force and effect all material licenses and material permits required for the lawful operation of the Borrower and each of its Subsidiaries (other than Environmental Permits which are addressed in Section 7.1.8 [Compliance With Laws] above) and all Material Contracts to which any such Person is a party, except where the failure to so maintain in full force and effect a material license, material permit or Material Contract could not be reasonably expected to result in a Material Adverse Change.


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

                  7.1.12 Further Assurances.

                  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                  7.1.13 Tax Shelter Regulations.

                  None of the Loan Parties intends to treat the Term Loans and related transactions as being a "reportable transaction" (within the meaning of Income Tax Regulation Section 1.6011-4). In the event any of the Loan Parties determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Term Loans as part of a transaction that is subject to Income Tax Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Income Tax Regulation.

                  7.1.14 Anti-Terrorism Laws.

                  The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224 or the USA Patriot Act. The Borrower shall deliver to Lenders any certification or other evidence reasonably requested from time to time by any Lender, confirming Borrower's compliance with this Section 7.1.14.

         7.2 Negative Covenants.

         The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply with the following negative covenants:

                  7.2.1 Indebtedness.


                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) unsecured Indebtedness of the Borrower payable
to the Parent;

                           (iii) Indebtedness under the AWR Senior Notes, and
any refinancing thereof with Permitted Additional AWR Indebtedness;

                           (iv) Indebtedness at any time outstanding in the
aggregate amount of not more than $25,000,000 for the Borrower and its Subsidiaries, which Indebtedness is secured by Liens to the extent permitted by clause (vii) of the definition of Permitted Liens;

                           (v) Indebtedness of any Subsidiary of the Borrower
payable to the Borrower, provided that if any Loan Party is the obligor on such Indebtedness and such Indebtedness becomes subordinated in right of payment to the AWR Senior Notes, such Subsidiary shall enter into an intercompany subordination agreement on terms and conditions similar to that executed under the AWR Senior Notes Indenture and satisfactory to the Agent; and

                           (vi) Indebtedness at any time outstanding in the
aggregate amount of not more than $10,000,000 for the Borrower and its Subsidiaries, which Indebtedness: (y) is in respect of capitalized leases assumed as part of the North Rochelle Contribution and otherwise permitted by
Section 7.2.15, and (z) is secured by Liens to the extent permitted by clause
(xi) of the definition of Permitted Liens.

                  7.2.2 Liens.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens, and (ii) at any time, directly or indirectly, enter into any agreement (other than the AWR Senior Notes Indenture), understanding or other arrangement which purports to prohibit or limit in any manner the ability of the Borrower or any Subsidiary of the Borrower to grant security interests or Liens with respect to any of its respective property or assets.

                  7.2.3 Liquidations, Mergers, Consolidations, Acquisitions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

                  (1) any Subsidiary of the Borrower may consolidate or merge into any other Subsidiary of the Borrower (except for Canyon Fuel);

                  (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person, (B) substantially all of the assets of another Person or of a business or division of another Person, or (C) any additional ownership interest in

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

Canyon Fuel (each a "Permitted Acquisition"), provided that each of the following requirements is met:

                           (i) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition;

                           (ii) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business], and in the case of any merger a Loan Party shall be the surviving entity after giving effect to such transaction;

                           (iii) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition;

                           (iv) the Borrower and its Subsidiaries shall be in
compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such Indebtedness were incurred as of the first day of the applicable period of determination); and

                           (v) in the event that a Significant Subsidiary is
acquired or formed in connection with or as a result of such acquisition or merger, the Loan Parties shall comply, prior to or simultaneously with the consummation of such acquisition or merger, with the provisions of Section 10.18 [Requirements for Significant Subsidiaries].

                  7.2.4 Dispositions of Assets or Subsidiaries.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon, securitize or enter into a securitization transaction or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles, with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                           (i) transactions involving the sale of inventory or
equipment in the ordinary course of business;

                           (ii) any sale, transfer or lease of assets by any
wholly-owned Significant Subsidiary of the Borrower to the Borrower or to any other wholly-owned Significant Subsidiary of the Borrower;

                           (iii) any sale of assets if and to the extent the Net
Cash Proceeds thereof are applied within 180 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of substitute assets; provided that the Borrower shall have delivered to the Agent a certificate (a "Replacement Sales Certificate") of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of such Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary shall invest such Net Cash Proceeds in substitute assets within 180 days of the date of consummation of such sale;

                           (iv) any other sale, transfer or lease of assets so
long as after giving effect thereto the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio], 7.2.11 [Minimum Fixed Charge Coverage Ratio], and 7.2.12 [Minimum Net Worth] determined on a pro forma basis, prior to consummating any such sale, transfer or lease of assets, the Borrower shall have provided written notice thereof to the Agent together with a certification of the Borrower of the compliance of the Borrower and its Subsidiaries with such covenants, setting forth in such certification a detailed calculation of such pro forma compliance and the Net Cash Proceeds of such disposition shall be used to make a mandatory prepayment of the Term Loans in accordance with Section 4.5.1; or

                           (v) any sale, transfer, lease or other disposition of
assets in the ordinary course of business which are obsolete or are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business.

                  7.2.5 Affiliate Transactions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Borrower unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions; provided, however, that: (i) this
Section 7.2.5 shall not prohibit any loan by the Borrower or any Subsidiary of the Borrower to the Borrower or any member of the Arch Coal Group which is not otherwise prohibited by this Agreement, and (ii) this Section 7.2.5 shall not prohibit any dividend or distribution by the Borrower or any Subsidiary of the Borrower to any member of the Arch Coal Group which is not otherwise prohibited by this Agreement.

                  7.2.6 Subsidiaries, Partnerships and Joint Ventures.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Significant Subsidiary (other than Canyon Fuel) which has joined the Guaranty Agreement as Guarantor on the Closing Date; (ii) any Subsidiary which after the Closing Date becomes a Significant Subsidiary and which upon becoming a Significant Subsidiary becomes a Guarantor in accordance with Section
10.18 [Requirements for Significant Subsidiaries]; and (iii) any Subsidiary which is not a Significant Subsidiary. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18. Except as shown on Schedule 7.2.6, neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, or (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that (A) the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties and (B) the Loan Parties may make an Investment in a Permitted Joint Venture; provided, however, that the aggregate permitted Investments in all Permitted Joint Ventures shall not at any time exceed, for all Loan Parties and their Subsidiaries, $25,000,000.

                  7.2.7 Continuation of or Change in Business.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by the Borrower or such Subsidiary as of the Closing Date and any business substantially related thereto, and neither the Borrower nor any Subsidiary of the Borrower shall permit any material change in such business.

                  7.2.8 Plans and Benefit Arrangements.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, results in liability under ERISA or which could reasonably be expected to result in a Material Adverse Change.

                  7.2.9 No Restriction on Dividends.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends or other distributions (whether in cash, securities, property or otherwise), the incurrence of Indebtedness by the Borrower or any Subsidiary of the Borrower which is payable to Parent or the making of any loan to the Parent by the Borrower any Subsidiary of the Borrower other than this Agreement, the restrictions applicable to Canyon Fuel set forth in the Canyon Fuel LLC Agreement, the restrictions applicable to the Borrower set forth in the Arch Western LLC Agreement, and the restrictions set forth in the AWR Senior Notes Indenture.

                  7.2.10 Maximum Leverage Ratio.

                  From and after the Borrowing Date, Borrower shall not at any time permit the Leverage Ratio to exceed the ratio set forth below for the periods specified below:

                 ----------------------------------------------------------
                               PERIOD                           RATIO
                 ----------------------------------------------------------
                 Borrowing Date through and including       4.50 to 1.00
                 June 30, 2005
                 ----------------------------------------------------------
                 Thereafter                                 4.00 to 1.00
                 ----------------------------------------------------------

                  7.2.11 Minimum Fixed Charge Coverage Ratio.

                  From and after the Borrowing Date, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 3.00 to 1.00.

                  7.2.12 Minimum Net Worth.

                  From and after the Borrowing Date, the Borrower shall not at any time permit Consolidated Tangible Net Worth (determined without regard to the valuation of derivatives as required by GAAP and as the effect thereof is reported in the "Other Comprehensive Income" category on the Borrower's consolidated balance sheet for each period from and after April 1, 2003) to be less than the Base Net Worth.

                  7.2.13 Loans and Investments.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds (other than, in the ordinary course of business, royalty bonds or bonds securing performance by the Borrower or a Subsidiary of the Borrower under bonus bids), notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                           (i) trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii) Permitted Investments;

                           (iii) loans by the Borrower to the Parent so long as
each such loan is evidenced by the Eligible Note Receivable which is pledged for the benefit of the Lenders pursuant to the Note Pledge Agreement; provided, however, that no such loans shall be made at any time that an Event of Default has occurred and is continuing and the Required Lenders have requested the Agent to prohibit loans to the Parent by the Borrower as provided in Section 8.2.1 or such loans have automatically been prohibited by the operation of Section 8.2.2;

                           (iv) the investment by the Borrower in its
Subsidiaries; and

                           (v) other Investments, in connection with or related
to the operations of the Borrower and its Subsidiaries, not exceeding $25,000,000 in the aggregate at any time.

                  It is expressly agreed that no loans, investments, advances, dividends, distributions, dispositions or other transfers of cash of any nature by the Borrower to the Parent shall be made unless made pursuant to the Eligible Note Receivable in accordance with clause (iii) of this Section 7.2.13, other than, so long as no Event of Default exists after giving effect thereto, any distribution, in an amount equal to the Hypothetical Income Tax Amount pursuant to Section 4.3 of the Arch Western LLC Agreement, to Parent concurrent with the making of such distribution to the ARCO Member.

                  7.2.14 Amendments to Acquisition Documents, Vulcan Acquisition
                         Documents or North Rochelle Contribution Documents.

                           7.2.14.1 The Borrower shall not, and shall not permit
any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Acquisition Documents or the Coastal Agreement which could reasonably be expected to be material and adverse to the Lenders without the prior written consent of the Agent.

                           7.2.14.2 The Borrower shall not, and shall not permit
any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Vulcan Acquisition Documents which could reasonably be expected to be material and adverse to the Lenders without the prior written consent of the Agent.

                           7.2.14.3 The Borrower shall not, and shall not permit
any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the North Rochelle Contribution Documents which could reasonably be expected to be material and adverse to the Lenders without the prior written consent of the Agent.

                  7.2.15 Off-Balance Sheet Financing and Capital Leases.


                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any lease which would constitute a capital lease in accordance with GAAP or engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet) providing the functional equivalent of borrowed money (including sale/leasebacks or Synthetic Leases) (collectively, "Off-Balance Sheet and Capital Lease Transactions"), except Indebtedness or other obligations in respect of Off-Balance Sheet and Capital Lease Transactions, so long as the aggregate amount of Indebtedness or other obligations in respect of Off-Balance Sheet and Capital Lease Transactions does not at any time exceed (a) $100,000,000 plus (b) the actual amount of the Indebtedness and other obligations in respect of Off-Balance Sheet and Capital Lease Transactions assumed in connection with the North Rochelle Contribution, provided however, that in no event shall the amount of Indebtedness and other obligations in respect of Off-Balance Sheet and Capital Lease Transactions permitted by this clause (b) exceed $40,000,000. For purposes of this Section 7.2.15, (a) "Synthetic Lease" shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and
(ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any noncancelable portion of its term.

         7.3 Reporting Requirements.

         The Borrower covenants and agrees that until payment in full of the Term Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents, the Borrower will furnish or cause to be furnished to the Agent and each of the Lenders:

                  7.3.1 Quarterly Financial Statements.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 7.3.1 if within forty-five (45) days after the end of its fiscal quarter (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of the Borrower's Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.

                  7.3.2 Annual Financial Statements.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and equity, and related consolidated statement of cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and with respect to the consolidated financial statements certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 7.3.2 if within ninety
(90) days after the end of its fiscal year (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of the Borrower's Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.

                  7.3.3 Certificate of the Borrower.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year and within ninety (90) days after the end of each fiscal year of the Borrower, a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower, in the form of
Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 5 [Representations and Warranties] and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate,
(iii) containing a list of each Significant Subsidiary, each Inactive Subsidiary and each Special Subsidiary, other than those set forth on Schedule 5.1.2, and
(iv) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                  7.3.4 Notice of Default.

                  Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                  7.3.5 Notice of Litigation.

                  Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of any Loan Party, which (x) involve or could be reasonably expected to involve assessments against any Loan Party or any Subsidiary of any Loan Party in excess of $10,000,000, individually or in the aggregate, or (y) involve a claim or series of claims which if adversely determined could reasonably be expected to result in a Material Adverse Change or (z) adversely affect the value of the COLLATERAL.

                  7.3.6 Notice of Change in Debt Rating.

                  Within five (5) Business Days after Standard & Poor's or Moody's announces a change in the Debt Rating, notice of such change. Borrower will deliver together


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with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of the Debt Rating.

                  7.3.7 Notices Regarding Plans and Benefit Arrangements.

                           7.3.7.1 Certain Events.

                  Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (i) any Reportable Event with respect to the Borrower
or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                           (ii) any Prohibited Transaction which could subject
the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                           (iii) any assertion of material withdrawal liability
with respect to any Multiemployer Plan,

                           (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (v) any cessation of operations (by the Borrower or
any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                           (vi) withdrawal by the Borrower or any other member
of the ERISA Group from a Multiple Employer Plan,

                           (vii) a failure by the Borrower or any other member
of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (viii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (ix) any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.


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                           7.3.7.2 Notices of Involuntary Termination and Annual
Reports.

                  As soon as available or within thirty (30) days after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                           7.3.7.3 Notice of Voluntary Termination.

                  Promptly upon the filing thereof, copies of any notice of standard or distressed termination with the PBGC, or any successor or equivalent form, filed with the PBGC in connection with the termination of any Plan.

                  7.3.8 Other Information.

                           (i) Promptly after any officer of the Borrower or any
Subsidiary of the Borrower has learned of the occurrence of a default or event which with the passage of time or the giving of notice or both would constitute a default under the AWR Senior Notes or under any agreement or indenture governing Permitted Additional AWR Indebtedness, the Borrower shall deliver notice thereof to the Agent together with a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such default or other such event and the action which the Borrower proposes to take with respect thereto;

                           (ii) Promptly upon their becoming available to the
Borrower any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit; and

                           (iii) Promptly upon the request therefore by the
Borrower, such other reports and information as any of the Lenders may from time to time reasonably request.

                  7.3.9 Tax Shelter Provisions.

                  Promptly after any of the Loan Parties determines that it intends to treat any of the Term Loans or related transactions as being a "reportable transaction" as provided in Section 7.1.13 [Tax Shelter Regulations]


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                           (1) a written notice of such intention to the Agent;
and

                           (2) a duly completed copy of IRS Form 8886 or any
successor form.


                                   8. DEFAULT


         8.1 Events of Default.


         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay (i) any principal of any Term Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) when such principal is due hereunder or (ii) any interest on any Term Loan, or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  8.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by the Borrower herein or by any of the other Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3 Breach of Negative Covenants or Visitation Rights.

                  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights],
Section 7.2 [Negative Covenants], or Section 7.3.4 [Notice of Default];

                  8.1.4 Breach of Other Covenants.

                  (a) Any of the Loan Parties shall fail to timely perform the covenants set forth in Sections 7.3.1 [Quarterly Financial Statements], 7.3.2 [Annual Financial Statements] or 7.3.3 [Certificate of the Borrower] and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof;

                  (b) Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period


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to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                  8.1.5 Defaults in Other Agreements or Indebtedness.

                  (a) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness or any Derivatives Obligations under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $20,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such default or event of default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  (b) A default or event of default shall occur at any time under the terms of or with respect to the AWR Senior Notes Indenture or the AWR Senior Notes, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness or other obligation thereunder when due (whether at stated maturity, by acceleration or otherwise) or if such default or event of default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness or other obligation (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6 Judgments or Orders.

                  Any judgment or judgments for the payment of money in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent at the time) that shall be rendered against any Loan Party or any Subsidiary of any Loan Party and that shall not be waived, satisfied or discharged for any period of thirty (30) consecutive days during which a stay of enforcement shall not be in effect;

                  8.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  8.1.8 Proceedings Against Assets.

                  Any of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession

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of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                  8.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any tax or debt owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10 Insolvency.

                  The Borrower and its Subsidiaries, taken as a whole, cease to be Solvent, or the Borrower and its Subsidiaries, taken as a whole, fail to pay their debts generally as they become due or admit their inability to pay their debts generally as they become due;

                  8.1.11 Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12 Cessation of Business.

                  The Loan Parties, taken as a whole, cease to conduct their business as contemplated, except as expressly permitted under Section 7.2.3 [Liquidations, Mergers, etc.] or 7.2.4 [Dispositions of Assets and Subsidiaries], or are enjoined, restrained or in any way prevented by court order from conducting all or any material part of their business and such


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injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                  8.1.13 Change of Control.

                  Any of the following shall occur: (i) Parent shall cease to own, directly or indirectly, at least ninety-nine percent (99%) of all issued and outstanding member interests in the Borrower, (ii) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Parent; or (iii) within a period of twelve (12) consecutive calendar months, individuals who (1) were directors of the Parent on the first day of such period, (2) were nominated for election by the Parent, or (3) were appointed by the board of directors of the Parent shall cease to constitute a majority of the board of directors of the Parent;

                  8.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Parent, any Loan Party or Significant Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Parent, any Loan Party or Significant Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undisguised or unseated and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15 Voluntary Proceedings.

                  The Parent, any Loan Party or Significant Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         8.2 Consequences of Event of Default.

                  8.2.1 Events of Default Other Than Bankruptcy, Insolvency or
                        Reorganization Proceedings.

                  If an Event of Default specified under Sections 8.1.1 [Payments Under Loan Documents] through 8.1.13 [Change of Control] shall occur and be continuing, the Lenders and the Agent shall be under no further obligation to make Term Loans, and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, take one or


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more of the following actions: (i) terminate the Commitments and thereupon the
Commitments shall be terminated and of no further force and effect, (ii) declare the unpaid principal amount of the Term Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) prohibit loans by the Borrower or any Subsidiary of the Borrower to the Parent, provided, however, that action under this clause (iii) shall be taken only upon the request of the Required Lenders; and


                  8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Lenders shall be under no further obligations to make Term Loans hereunder and the unpaid principal amount of the Term Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and loans by the Borrower or any Subsidiary of the Borrower to the Parent shall automatically be prohibited; and

                  8.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Term Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Agent; and


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                  8.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of the Term Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or the Required Lenders (or, at the request of the Agent or the Required Lenders, any Lender, and any such Lender that has received such a request shall thus be entitled to exercise the rights set forth in this Section) if owed any amount with respect to the Term Loans, may, to the extent permitted by Law, proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any Agent or such Lender; and

                  8.2.5 Application of Proceeds.

                  From and after the date on which the Agent or any Lender shall have taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, subject to the provisions of the Collateral Trust Agreement, any and all proceeds received by the Agent or any Lender from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any remedy by the Agent or any Lender shall be applied as follows:

                           (i) first, to reimburse the Agent and the Lenders for
out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                           (ii) second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                           (iii) the balance, if any, as required by Law.

                  8.2.6 Other Rights and Remedies.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.


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                  8.2.7 Notice of Sale.

                  Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  9. THE AGENT


         9.1 Appointment.

         Each Lender hereby designates, appoints and authorizes PNC Bank to act as Agent for such Lender under this Agreement, the Collateral Trust Agreement and the other Loan Documents and to execute and deliver or accept on behalf of each of the Lenders the Collateral Trust Agreement and the other Loan Documents. Each Lender agrees to be bound by the provisions of the Collateral Trust Agreement and the other Loan Documents as if a party thereto. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the Collateral Trust Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.

         9.2 Delegation of Duties.

         The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 [Reimbursement and Indemnification of Agent by the Borrower] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 Nature of Duties; Independent Credit Investigation.

         The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "Agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges


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(i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Term Loans hereunder; and (iii) except as expressly provided herein, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Term Loan or at any time or times thereafter.

         9.4 Actions in Discretion of Agent; Instructions From the Lenders.

         The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section
9.6 [Exculpatory Provisions, etc.]. Subject to the provisions of Section 9.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.

         9.5 Reimbursement and Indemnification of Agent by the Borrower.

         The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of outside counsel, appraisers and environmental consultants, incurred by the Agent
(i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (v) in connection with any Environmental Claim and/or Environmental Complaint threatened or asserted against the Agent or the Lenders in any way relating to or arising out of this Agreement or any other Loan Documents (including, without limitation, the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights or remedies hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy or receivership proceedings or otherwise or in any workout or restructuring), and (b) all



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liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of (i) this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, and (ii) any Environmental Claim and/or Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

         9.6 Exculpatory Provisions; Limitation of Liability.

         Neither the Agent nor any of its respective directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Agent or any of their respective Subsidiaries against the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Term Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Agent and each Lender hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties that may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.


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         9.7 Reimbursement and Indemnification of Agent by the Lenders.

         Each Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share of Term Loans (or if no Term Loans are outstanding, of Commitments) from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses or disbursements, including attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as Agent hereunder, in connection with or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, as the case may be, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share of Term Loans (or if no Term Loans are outstanding, of Commitments) for all amounts due and payable by the Borrower to the Agent in connection with the periodic audit of the Loan Parties' books, records and business properties by the Agent.

         9.8 Reliance by Agent.

         The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such person has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default".

         9.10 Notices.

         The Agent agrees to promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents


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promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Lenders of each change in the Base Rate and the effective date thereof.

         9.11 Lenders in Their Individual Capacities.

         With respect to its Commitment and the Term Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or its respective Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall not be under any obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.12 Holders of Term Notes.

         The Agent may deem and treat any payee of any Term Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

         9.13 Equalization of Lenders.

         The Lenders and the holders of any participations in any Commitments or Term Loans or other rights or obligations of a Lender hereunder agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments on the Term Loans, except as otherwise provided in Sections 3.4.3 [Agent's and Lender's Rights], 4.4.2 [Replacement of a Lender] or 4.6 [Additional Compensation in Certain Circumstances]. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Term Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount of the Term Loans, provided that if all or any portion of such excess amount is thereafter recovered from the


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Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

         9.14 Successor Agent.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Lenders (if the Agent is a Lender, such Agent's Term Loans and Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 4.4.2 [Replacement of a Lender], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor to the Agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, or (b) if a successor Agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders of its resignation, then the resigning Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, provided that, no consent of the Borrower shall be required during any period when an Event of Default exists and is continuing, a successor who shall be a Lender shall serve as Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor to such resigning Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor Agent shall succeed to the rights, powers and duties of the resigning Agent and the term "Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as an Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent, and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Agent under this Agreement.

         9.15 Agent's Fee.

         The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") for the Agent's services hereunder under the terms of a letter (the "Fee Letter") between the Borrower and the Agent, as amended from time to time.

         9.16 Availability of Funds.

         The Agent may assume that each Lender has made or will make the proceeds of a Term Loan available to the Agent unless the Agent shall have been notified by such Lender on or before the later of (1) the close of business on the Business Day preceding the Borrowing Date with respect to such Term Loan or two (2) hours before the time on which the Agent actually funds the proceeds of



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such Term Loan to the Borrower (whether using its own funds pursuant to this
Section 9.16 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Term Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Term Loan after the end of such three-day period.

         9.17 Calculations.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Term Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         9.18 Certain Releases of Guarantors and Collateral.

         It is expressly agreed that, upon the written request of the Borrower (accompanied by such certificates and other documentation as the Agent may reasonably request) the Agent on behalf of the Lenders and without any consent or action by any Lender, may, so long as no Event of Default exists after giving effect thereto, release: (i) any Collateral or any Guarantor from a Guaranty Agreement, in either case, in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement or any other Loan Document, or (ii) any Subsidiary from the Guaranty Agreement if such Subsidiary is no longer a Significant Subsidiary.

         9.19 Beneficiaries.

         Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

         9.20 No Reliance on Agent's Customer Identification Program.

         Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP


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Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

                               10. MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers.

         With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

                  10.1.1 Increase of Commitments; Extension of Expiration Date.

                  Without the written consent of all Lenders, increase the amount of the Commitment of any Lender hereunder (other than an increase of the amount of the Commitment of any Lender in accordance with Section 2.1.2, which increase shall not require the consent of any Lender other than the consent of the Lender increasing its Commitment) or extend the Expiration Date;

                  10.1.2 Extension of Payment; Reduction of Principal, Interest
                         or Fees; Modification of Terms of Payment.

                  Without the written consent of all Lenders, whether or not any Term Loans are outstanding, extend the time for payment of principal or interest of any Term Loan or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Term Loan or reduce the rate of any fee payable to any Lender;

                  10.1.3 Release of Collateral or Guarantor.

                  Except as set forth in Section 9.18, release any of the Collateral or release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations without the prior written consent of all Lenders; or

                  10.1.4 Miscellaneous.

                  Amend Sections 4.2 [Pro Rata Treatment of Lenders], 9.6 [Exculpatory Provisions, etc.] or 9.13 [Equalization of Lenders] or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or


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change any requirement providing for the Lenders, the Required Lenders or all the Lenders to authorize the taking of any action hereunder without the prior written consent of each Lender adversely affected thereby; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of any Agent in its capacity as such shall be effective without the written consent of such Agent and no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity shall be effective without the written consent of the Agent.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of Lenders by the Borrower; Taxes. Limitations.

         The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of Agent by the Borrower]) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel) for each Lender (except with respect to (A) and (B) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(e) in connection with any Environmental Claim and/or Environmental Complaint threatened or asserted against the Lenders in any way relating to or arising out of this Agreement or any other Loan Documents (including, without limitation, the protection, preservation, exercise or enforcement or any of the terms hereof or of any rights or remedies hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy or receivership proceedings or otherwise or in any workout or restructuring), or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed


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on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of (y) this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, and (z) any Environmental Claim and/or Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or
(B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. Neither the Agent nor any Lender shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons. Neither the Agent nor any Lender shall be liable or responsible to the Borrower or other party hereto for any special, indirect, consequential or punitive damages in connection with the Term Loans or otherwise under or in connection with the Loan Documents, the transactions contemplated thereby or any of their respective obligations thereunder. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the use of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4 Holidays.

         Whenever payment of a Term Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Term Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Term Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.


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         10.5 Funding by Branch, Subsidiary or Affiliate.

                  10.5.1 Notional Funding.

                  Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Term Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Term Loans or any sources of funding actually used by or available to such Lender.

                  10.5.2 Actual Funding.

                  Each Lender shall have the right from time to time to make or maintain any Term Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Term Loan subject to the last sentence of this Section 10.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Term Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Term Loans to the same extent as if such Term Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Term Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

         10.6 Notices.

         All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when




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delivered; provided, that notices to the Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Any notice delivered to the Borrower shall be deemed to be notice to the Loan Parties and shall be binding upon all of the Loan Parties.

         10.7 Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law.

         This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         10.9 Prior Understanding.

         This Agreement, the Fee Letter and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 Duration; Survival.

         All representations and warranties of the Borrower contained herein or made by any Loan Party in connection herewith shall survive the making of Term Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Term Loans or payment in full of the Term Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and
7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof until payment in full of the Term Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 [Payments] and Sections
9.5 [Reimbursement and Indemnification of Agent by the Borrower], 9.7 [Reimbursement and Indemnification of Agent by the Lenders] and 10.3 [Reimbursement and Indemnification of Lenders by the Borrower, etc.], shall survive payment in full of the Term Loans.


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

         10.11 Successors and Assigns.

                  10.11.1 Binding Effect; Assignments by Borrower.

                  This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Borrower and their respective successors and assigns, except that neither the Borrower nor any other Loan Party may assign or transfer any of its respective rights and Obligations hereunder or under any other Loan Document or any interest herein or therein without the consent of all of the Lenders.

                  10.11.2 Assignments and Participations by Lenders;
                          Designations.

                  (a) Assignments and Participations.

                  This Section shall apply to any assignment or participation by a Lender of its Term Loans or Commitments. Each Lender may, at its own cost, make assignments of all or any part of its Commitment and Term Loans to one or more banks or other entities, subject to the consent of the Borrower (which consent shall not be required during any period in which an Event of Default exists) and the Agent with respect to any assignee, such consents not to be unreasonably withheld, provided that assignments by a Lender to an Affiliate of such Lender or Approved Fund of any Lender may be made without the consent of either of the Borrower or the Agent upon written notice of such assignment to the Agent and compliance with the terms and conditions of this Section, and provided further that assignments may not be made in amounts less than $1,000,000 unless such assignment is an assignment of all of a Lender's Commitment or Term Loans or unless such assignment is an assignment to an Affiliate of such Lender, an Approved Fund of any Lender or to another Lender. Each Lender may, at its own cost, grant participations in all or any part of its Commitment and Term Loans made by it to one or more banks or other entities without the consent of any party hereto. In the case of an assignment of all or any portion of a Commitment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments in
Section 2.1 [Commitments] shall be adjusted accordingly, and upon surrender of the Term Note subject to such assignment, the Borrower shall execute and deliver a new Term Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Term Note to the assigning Lender in an amount equal to the Commitment retained by it hereunder. Any assigning Lender (including a Lender assigning all or a portion of its Commitment and Term Loans to an Affiliate of such Lender or Approved Fund of any Lender and, in the case of a Lender which is a fund, to a fund under common control with such Lender) shall pay to the Agent a service fee in the amount of $3,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrower; provided, however, in the case of assignments on the same day by a Lender to an Approved Fund, so long as the Agent in its sole discretion agrees in writing prior to any such assignment only a single $3,500 service fee shall be payable for all such assignments on such day by such Lender to such Approved Funds. In the case of a participation, the participant shall have only the rights specified in Section 8.2.3 [Set-Off] (the participant's rights against the selling Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include



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any voting rights except with respect to changes of the type referenced in
Sections 10.1.1 [Increase of Commitments, etc.], 10.1.2 [Extension of Payment, etc.] and 10.1.3 [Release of Collateral or Guarantor]), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 10.17.1 [Tax Withholding] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                  (b) Designation.

                           (i) Notwithstanding anything to the contrary
contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designated Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPV to make any Term Loan, (y) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Designating Lender shall be obligated to make such Term Loan pursuant to the terms hereof and (z) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Term Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Term Loan were made by such Designating Lender.

                           (ii) As to any Term Loans or portion thereof made by
it, each SPV shall have all the rights that a Lender making such Term Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Loan Documents) and to exercise, on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Term Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Term Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV. Notwithstanding any term or condition hereof, no SPV, unless it shall have become a Lender hereunder in accordance with the terms of Section 10.11.2(a), shall be a party hereto or have any right to vote or give or withhold its consent under this Agreement. The Agent shall have no duty or obligation to give any notices required to be delivered hereunder to any SPV.

                           (iii) Each party hereto hereby agrees that no SPV
shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise


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

be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the later of (x) payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, (y) the payment in full of all Term Loans, and (z) the termination of all Commitments, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, provided that the Designating Lender for each SPV hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of the inability to institute any such proceeding against such SPV.

                           (iv) In addition, notwithstanding anything to the
contrary contained in this Section 10.11.2(b) or otherwise in this Agreement (other than the proviso set forth directly below in this Section 10.11.2(b), any SPV may (y) with notice to, but without the prior written consent of the Borrower or the Agent, at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Term Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Term Loans and (z) disclose on a confidential basis any non public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV; provided, however, that in no event may any non-public financial information provided by the Borrower under Section 7.3 [Reporting Requirements] be provided by any SPV to any other Person. In no event shall the Borrower be obligated to pay to any SPV that has made a Term Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Designating Lender had made such Term Loan. This Section 10.11.2(b) may not be amended without the written consent of any Designating Lender affected thereby.

                  10.11.3 Non-U.S. Assignees and Participants.

                  Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the U.S. or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or participant of a Lender) shall deliver to the Borrower and the Agent a Withholding Certificate as described in Section 10.17.1 [Tax Withholding] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                  10.11.4 Assignments by Lenders to Federal Reserve Banks.

                  Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Term Notes (if any) and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrower and the Agent, and any Lender which is an investment fund may pledge all or any portion of its Term Notes or Term Loans to its trustee in


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

support of its obligations to such trustee. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document. In no event shall such Federal Reserve Bank or trustee, as a result of such pledge or grant of a security interest, be considered to be a "Lender" hereunder or be entitled to require the assigning Lender to take or omit to take any action hereunder. For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this
Section 10.11 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

         10.12 Confidentiality.

                  10.12.1 General.

                  The Agent and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates in writing as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the execution, administration and enforcement of this Agreement, subject to the agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11 [Successors and Assigns], (iii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.12.1) (iv) to the extent requested by any bank regulatory authority, or, with notice to the Borrower as permitted by applicable Law, as otherwise required by applicable Law or by any subpoena or other legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (vi) any nationally recognized rating agency that requires access to information about the Lender's investment portfolio, (vii) in connection with the exercise, preservation or protection of any right or remedy hereunder or under the other Loan Documents, applicable law or in equity or (viii) if the Borrower shall have consented to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 10.12.1 shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Income Tax Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or


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

similar item that relate to the tax treatment or tax structure of the Term Loans and transactions contemplated hereby.

                  10.12.2 Sharing Information With Affiliates of the Lenders.

                  The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower (on its own behalf and on behalf of its Subsidiaries) hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 above as if it were a Lender hereunder. Such authorization shall survive the repayment of the Term Loans and other Obligations and the termination of the Commitments.

         10.13 Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 Agent's or Lender's Consent.

         Whenever the Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         10.15 Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS PROVIDED FOR IN SECTION 10.6 [NOTICES] AND

SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT, AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 Certifications From Lenders and Participants

                  10.17.1 Tax Withholding.

                  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the U.S. or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Agent two
(2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations certifying its status (i.e., U.S. or foreign Person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" includes Form W-9; Form W-8BEN; Form W-8ECI; or, Form W-8IMY, and the related statements and certifications as required under Section 1.1441-1(c)(3) of the Income Tax Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Income Tax Regulations; or, any other certificates under the Code or Income Tax Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign Person. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Borrowing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five
(5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, U.S. withholding tax, the Agent shall be entitled to withhold U.S. federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes pursuant to the foregoing that it is entitled to an exemption or that it is subject to a reduced rate or, if in its reasonable judgment the Agent is not required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Income Tax Regulations. The Agent shall be indemnified under Section 1.1461-1(e) of the Income Tax



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

Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

                  10.17.2 USA Patriot Act.

                  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the U.S. or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the U.S. or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by
Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Borrowing Date, and (2) as such other times as are required under the USA Patriot Act.

         10.18 Requirements for Significant Subsidiaries.

         Each Significant Subsidiary of the Borrower shall: (i) in the case of a Subsidiary which is not a party to the Guaranty Agreement, execute and deliver to the Agent a Guarantor Joinder in substantially the form attached hereto as
Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) execute and deliver to the Agent documents, modified as appropriate to relate to such Subsidiary, (A) prior to the Borrowing Date, in the forms described in Section 6.1.1 [Officer's Certificate], 6.1.2 [Secretary's Certificate], 6.1.4 [Opinion of Counsel], 6.1.8 [Officer's Certificate Regarding No Material Adverse Change and Solvency], and
6.1.11 [Insurance] or (B) on or subsequent to the Borrowing Date, in the forms described in Section 6.2.1 [Officer's Certificate], 6.2.2 [Secretary's Certificate], 6.2.4 [Opinion of Counsel], 6.2.8 [Officer's Certificate Regarding No Material Adverse Change and Solvency], and 6.2.11 [Insurance], and (iii) deliver to the Agent such other documents and agreements as the Agent may reasonably request, with all documents and agreements delivered and all actions taken as required by this Section 10.18 to be to the satisfaction of the Agent. The Borrower shall deliver such Guarantor Joinder and related documents to the Agent in connection with a Permitted Acquisition as required in accordance with
Section 7.2.4 and in the case of any other event or circumstance within thirty
(30) Business Days after the end of the fiscal quarter in which such Subsidiary of the Borrower becomes a Significant Subsidiary. In addition, Canyon Fuel (assuming it is a Significant Subsidiary) shall join the Loan Documents as a Guarantor at such time as the Borrower can unilaterally, under the terms of the Canyon Fuel LLC Agreement, cause such joinder to occur.

         10.19 Register.

         The Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to at Section 10.6 [Notices] a register (the "Register") and an account for each Lender in which the Agent will record the names and addresses of the Lenders and the Commitments of, and principal amount of the Term Loans owing to, each Lender from


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

time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Commitments and the Term Loans recorded therein for all purposes of this Agreement; provided, however that the failure of the Agent to maintain the Register or an account for any Lender shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. An assignment of any Term Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Term Loan evidenced by a Term Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Term Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued by the Borrower in the appropriate amount(s) to the designated assignee and the assigning Lender, if such Lender retains any portion of its Term Loans, and the old Term Notes shall be returned by the Agent to the Borrower marked "replaced". The Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it as part of the Register. The Register shall be available for inspection by the Borrower, and the Lenders and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee and meeting the requirements set forth in
Section 10.11.2 [Assignments and Participations by Lenders] hereof, the Agent shall (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 10.11.2 shall be effective unless and until the Agent shall have recorded such assignment in the Register. The Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to
Section 10.11.2 and such other documents as the Agent may reasonably request.


                     [SIGNATURES APPEAR ON FOLLOWING PAGES]


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


                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



         IN WITNESS HWEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first written above.



ATTEST:                                   ARCH WESTERN RESOURCES, LLC



     /s/ JANET L. HORGAN                  By:     /s/ JAMES E. FLORCZAK
------------------------------                 ------------------------------
Janet L. Horgan                           James E. Florczak
Secretary                                 Vice President and Treasurer



[Seal]

                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             PNC BANK, NATIONAL ASSOCIATION,
                                             individually and as Agent



                                             By:      /s/ RICHARD C. MUNSICK
                                                  -----------------------------
                                             Name:  Richard C. Munsick
                                             Title: Managing Director



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                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             BNP PARIBAS


                                             By:      /s/ GABE ELLISOR
                                                  -----------------------------
                                             Name:  Gabe Ellisor
                                             Title: Vice President




                                             By:      /s/ POLLY SCHOTT
                                                  -----------------------------
                                             Name:  Polly Schott
                                             Title: Vice President



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



                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             CITIBANK, N.A.


                                             By:      /s/ DANIEL J. MILLER
                                                  -----------------------------
                                             Name:  Daniel J. Miller
                                             Title: Vice President

                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             N M ROTHSCHILD & SONS LIMITED


                                             By:      /s/ N.A. WOOD
                                                  -----------------------------
                                             Name:  Nicholas Wood
                                             Title:    Assistant Director



                                             By:      /s/ D. R. LEWIS
                                                  -----------------------------
                                             Name:  Debra Lewis
                                             Title: Director

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                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             THE BANK OF NEW YORK


                                             By:      /s/ CRAIG J. ANDERSON
                                                  -----------------------------
                                             Name:  Craig J. Anderson
                                             Title: Vice President

                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             U.S. BANK NATIONAL ASSOCIATION


                                             By:      /s/ ERIC HARTMAN
                                                  -----------------------------
                                             Name:  Eric Hartman
                                             Title: Vice President

                 [SIGNATURE PAGE TO ARCH WESTERN RESOURCES, LLC
                                CREDIT AGREEMENT]



                                             WACHOVIA BANK, NATIONAL
                                                    ASSOCIATION


                                             By:      /s/ DAVID L DRIGGERS
                                                  ----------------------------
                                             Name:  David L. Driggers
                                             Title: Managing Director





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